UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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EVERTEC, Inc.
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2022 Proxy Statement and
Notice of Annual Meeting of Stockholders

Friday, May 20, 2022
9:00 a.m. Atlantic Standard Time

Dear Stockholder:

On behalf of the Board of Directors and officers of Evertec, Inc. (“we,” “us,” “Evertec” or the “Company”) we are pleased to invite you to attend our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Friday, May 20, 2022 at 9:00 a.m. Atlantic Standard Time. We believe hosting a virtual meeting will help us safeguard public health during the ongoing COVID-19 pandemic.
At our virtual Annual Meeting stockholders will be able to attend, vote their shares, and submit questions by visiting www.virtualshareholdermeeting.com/EVTC2022. During the Annual Meeting, you will be asked to vote on four proposals described in detail in the accompanying notice of the Annual Meeting and Proxy Statement. The Proxy Statement also contains other information that you should read and consider before voting.
Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible to ensure that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting remotely, you will be able to vote, even if you previously submitted your proxy.
If you have any questions concerning the Annual Meeting, and you are the stockholder of record of your shares, please contact our Investor Relations department at IR@evertecinc.com or (787) 773-5442. If your shares are held by a bank, broker or other nominee, please contact your bank, broker or other nominee for questions concerning the Annual Meeting.
Sincerely,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer

Notice of the 2022 Annual Meeting of Stockholders

Date and Time	Virtual Meeting Access	Record Date
Friday, May 20, 2022 at 9:00 a.m. Atlantic Standard Time	To access the Annual Meeting, please visit: www.virtualshareholdermeeting.com/EVTC2022	Close of business on March 22, 2022 (the “Record Date”).

Items of Business

Company proposals to be voted on at the Annual Meeting:	Board Voting Recommendation

1. Election of Directors;	FOR each director nominee

2. Advisory Vote on Executive Compensation;	FOR

3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm; and	FOR

4. Approval of the Evertec, Inc. 2022 Equity Incentive Plan.	FOR

Stockholders may also transact any other business that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Company’s Proxy Statement and Annual Report are available at www.proxyvote.com. Your vote is important to us. Please exercise your stockholder right to vote.

By Order of the Board of Directors,
Luis A. Rodríguez
Executive Vice President, Chief Legal and Corporate Development Officer, and Secretary of the Board of Directors

Proxy Statement Summary
Introduction
Please read this Proxy Statement, and our Form 10-K and Annual Report for the fiscal year ended on December 31, 2021 for complete information regarding the Annual Meeting, the proposals to be voted on at the Annual Meeting and our performance for the year ended on December 31, 2021. Except as otherwise indicated or unless the context requires otherwise, the terms “Evertec,” “we,” “us,” “our Company,” and “the Company” refer to Evertec, Inc. and its subsidiaries on a consolidated basis. The enclosed Proxy Statement and notice of the Annual Meeting were first mailed to stockholders on or about April 4, 2022.
Annual Meeting Information

Date and Time: Friday, May 20, 2022 9:00 a.m. (AST)	Virtual Meeting Access: www.virtualshareholdermeeting.com/EVTC2022	Record Date: March 22, 2022
Voting Proposals
Cast Your Vote

At the Annual Meeting	Internet	QR Code	Phone	Mail
Visit www.virtualshareholdermeeting.com/EVTC2022. You will need the 16-digit number included in your proxy card or notice.	Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card or notice.	Scan this QR code with your phone to vote. You will need the 16-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 16-digit number included in your proxy card or notice.	Send your completed and signed proxy card to the address on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Company’s Proxy Statement and Annual Report are available at www.proxyvote.com. Your vote is important to us. Please exercise your stockholder right to vote.
Evertec, Inc. - 2022 Proxy Statement     1

Executive Summary
All amounts are rounded. For more information, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2021. For purposes of this Proxy Statement, “Adjusted EBITDA” is not presented in accordance with accounting principles generally accepted in the United States of America (commonly known as “GAAP”). See Appendix A for a reconciliation of GAAP and non-GAAP financial measures to our results, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2021.
2   Evertec, Inc. 2022 Proxy Statement

SUMMARY—DIRECTOR NOMINEES

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Information Technology Committee

Evertec, Inc. 2022 Proxy Statement     3

RECENT ESG HIGHLIGHTS

RESULTS OF THE 2021 ADVISORY VOTE ON EXECUTIVE COMPENSATION

2021 EXECUTIVE TARGET COMPENSATION MIX
The charts below set forth the target compensation mix for our Chief Executive Officer (the “CEO”) and the average target compensation mix for the rest of our Named Executive Officers (“NEOs”) during 2021. For purposes of these charts, “base salary” includes base salary and applicable statutory Christmas bonus, as such amounts are disclosed for each of our NEOs in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Evertec® and ATH® are trademarks of Evertec, Inc. or its subsidiaries in the United States of America and/or other countries. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (“SEC”).
4   Evertec, Inc. 2022 Proxy Statement

PROPOSAL 1
Election of Directors

Information About Director Nominees
The individuals identified below have been nominated to stand for election for a term that expires at the Company’s 2023 annual meeting of stockholders. Each of these individuals has consented to be named as a nominee in this Proxy Statement and to serve as a director until the expiration of his or her respective term and until such nominee’s successor has been duly elected or qualified or until the earlier resignation or removal of such nominee.
Pursuant to the terms of our Stockholder Agreement by and among the Company, Popular, Inc. (“Popular”) and the other stockholder parties thereto, as amended (the “Stockholder Agreement”), and as described in more detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement, Popular has re-nominated Messrs. Pagán and Polak as members of our Board of Directors (the “Board”).
All of our director nominees currently serve as members of the Board. There are no family relationships between any current director, executive officer or director nominee.Should any one or more of the nominees named in this Proxy Statement become unable to serve for any reason, the Board may designate substitute nominees, unless the Board by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees. The following is a summary of each director nominee’s principal occupation, experience and qualifications:

Frank G. D’Angelo Age: 76
Mr. D’Angelo has been Chairman of the Board since February 2014 and a director since September 2013. He currently serves as Operating Partner in Hill Path, a private equity partnership and as a partner in Bridgeport Partners, a private investment firm. Until 2020, he served as Executive Vice President and President of NCR Banking. Mr. D’Angelo has over 40 years of experience in the financial services, digital banking and payments industries. He is a former chairman of the Electronic Funds Transfer Association, served on the Payments Advisory Council of the Federal Reserve Bank of Philadelphia, and served as a director for Walsh University (Ohio). Mr. D’Angelo’s experience in the financial services industry, as well as in operations and management, provides great value to our Board.

Morgan M. Schuessler, Jr. Age: 51
Mr. Schuessler has been a director and the Company’s President and CEO since April 2015. Previously, he served as President of International for Global Payments, Inc., overseeing the company’s business outside of the Americas, spanning 23 countries throughout Europe and Asia. Mr. Schuessler currently serves on the Board of Directors of Endeavor Puerto Rico, and the Dean’s Advisory Board of Emory University’s Goizueta Business School. Mr. Schuessler has over 20 years of experience in the payments industry; accordingly, he is well-versed in the intricacies of the Company’s core business and has developed management and oversight skills required to make significant contributions to the Board.

Kelly Barrett Age: 57
From 2016 until her retirement in 2020, Ms. Barrett was the Senior Vice President of Home Services at The Home Depot. Ms. Barrett joined The Home Depot in 2003, where she held various senior management positions, including as Vice President of Internal Audit and Corporate Compliance, and Controller. Ms. Barrett currently serves as board member of NACD-Atlanta Chapter, Piedmont Office Realty Trust, The Aaron’s Company, Inc., and Americold Realty Trust. Her leadership roles in the community include currently serving as Chair of the Board of the Metro Atlanta YMCA, the Georgia Tech Foundation Board of Trustees and a member of the Advisory Board of Scheller College of Business at Georgia Tech. She is also a Certified Public Accountant in the state of Georgia. Ms. Barrett’s substantial experience in leadership roles, strategy and enterprise risk management, coupled with service on several boards, will be of great service to the Company.

Evertec, Inc. 2022 Proxy Statement     5

Olga Botero Age: 58
Ms. Botero has been a director since September 2014. She is the founder and Managing Director of C&S Customer and Strategy, and has been a Senior Advisor to the Boston Consulting Group since 2011. She is the Co-Chair of the Women Corporate Directors Foundation Colombia Chapter, a fellow at the National Association of Corporate Directors’ (NACD) Board Leadership Fellow program, and an advisor to the Information Technology Committee of Grupo Pichincha and Banco Pichincha in Ecuador. She also serves as an independent director and member of the Audit and Risk Committee, and Human Resources Committee of each of ESVAL S.A. and ESSBIO S.A., which are both publicly traded water utilities companies in Chile. She is a member of the Altipal S.A.S. Board of Directors since April 2022. She served as independent director, chair of the Audit Committee and member of the Transactions Committee of Farmalatam Holding Inc. (Farmalisto), a health tech and e-pharmacy company in Latin America. Ms. Botero has over 25 years of experience in leadership roles in financial services, telecommunications and technology. Her experience, expertise in cybersecurity and technology, and knowledge of Latin American markets are an asset to the Company.

Jorge A. Junquera Age:73
Mr. Junquera has been a director since April 2012. He currently serves as Managing Partner at Kohly Capital, LLC, a private investment company. He has over 40 years of experience in the banking and financial services industries. Until his retirement in 2015, Mr. Junquera was Vice Chairman of the Board of Directors of Popular. Prior to becoming Vice Chairman, he was the Chief Financial Officer of Popular and Supervisor of Popular’s Financial Management Group. He currently serves as a director for Sacred Heart University (PR) and Bluestone Community Development Fund. Mr. Junquera’s substantial experience managing financial institutions and serving on various boards of directors provides him with unique expertise and valuable perspective to assist the Board.

Iván Pagán Age: 63
Mr. Pagán has been a director since May 2019. For twenty-two years until his retirement in February 2019, Mr. Pagán was the Head of Corporate Development at Popular, where he managed mergers and acquisitions, divestitures, corporate reorganization and strategic alliances for Popular, completing significant transactions in the United States, Latin American, Puerto Rico and the Caribbean. Mr. Pagán currently serves as a member of the Board of Directors of Banco BHD León, S.A. in the Dominican Republic. Mr. Pagán’s substantial expertise in financial and M&A matters, experience in the Caribbean and Latin American markets, and knowledge of the Company’s operations are an asset to the Company.

Aldo J. Polak Age: 47
Mr. Polak has been a director since May 2019. He has been a Managing Director of Mizuho since November 2021. From April 2021 until October 2021, he was the Managing Member of Ionos Capital Partners LLC. From April 2019 until April 2021, Mr. Polak served as Chief Investment & Development Officer at Cisneros Group of Companies. Prior to Cisneros, he spent over 15 years as an investment banker in Wall Street, most recently heading the Latin America efforts at LionTree, a global investment and merchant banking firm, from 2013 until March 2019. He currently serves as a director for LatinoU and Reaching U, and is also involved with Endeavor as a panelist and mentor to entrepreneurs. Mr. Polak’s significant experience in M&A and corporate development, and his knowledge and contacts in Latin America provide great value to the Board.

Alan H. Schumacher Age: 75
Mr. Schumacher has been a director since April 2013. For 23 years he worked at American National Can Corporation as well as at American National Can Group, where he served as Vice President, Controller and Chief Accounting Officer until 1997 and as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000. He is a former member of the Federal Accounting Standards Advisory Board, and currently serves as a director of Blue Bird Corporation, Warrior Met Coal, Albertsons Companies, Inc., and Pendrick Capital Partners LLC. Mr. Schumacher has substantial expertise in accounting, reporting, audit and financial matters and, as such, is able to provide valuable contributions to our Board in its oversight functions.

6   Evertec, Inc. 2022 Proxy Statement

Brian J. Smith Age: 66
Mr. Smith has been a director since February 2016. Mr. Smith has served as President and Chief Operating Officer of The Coca-Cola Company since January 2019. From 2016 until December 2018, he served as President of its Europe, Middle East and Africa (EMEA) Group and, prior to that, he also held other strategic and management roles since joining The Coca-Cola Company in 1997. Mr. Smith serves as a director for the Coca-Cola Europacific Partners Board and is a member of its Corporate Social Responsibility Committee. Like other members of the Board, Mr. Smith has substantial managerial experience in Latin America. His extensive expertise in management and corporate strategy makes him a valuable asset to the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE ELECTION OF EACH OF
THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE.
Evertec, Inc. 2022 Proxy Statement     7

Corporate Governance

Overview
The Company’s business affairs are conducted under the direction of the Company’s Board in accordance with the Puerto Rico General Corporation Act of 2009, as amended, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), and Amended and Restated Bylaws (the “Bylaws”). Members of the Board are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Composition
Under the Company’s Charter, Bylaws and the Stockholder Agreement, the size of the Board is currently fixed at nine, with each director serving until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified. Below please find the current Board composition:

Frank G. D'Angelo	Chairman of the Board, Independent	8 of 9 directors are independent in compliance with NYSE rules
Morgan M. Schuessler, Jr.	President and CEO,Non-Independent
Kelly Barrett	Director, Independent
Olga Botero	Director, Independent
Jorge A. Junquera	Director, Independent
Iván Pagán	Director, Independent
Aldo J. Polak	Director, Independent
Alan H. Schumacher	Director, Independent
Brian J. Smith	Director, Independent

Mr. Schuessler has been the management director since April 1, 2015.
For 2022 Popular has designated Messrs. Pagán and Polak to be nominated by the Board for election as directors until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified.
On February 24, 2022 Evertec and Evertec Group, LLC (“Evertec Group”) entered into an asset purchase agreement with Popular and Banco Popular de Puerto Rico (“BPPR”) (the “Asset Purchase Agreement”) to sell to BPPR certain technology services assets (the “Asset Sale”) and, Popular or BPPR will pay consideration of $196,600,000 in exchange for the Asset Sale, which will be paid in the form of Evertec common stock currently held by Popular valued at $42.84 per share, and will be subject to certain adjustments. Upon closing of the Asset Sale, the Stockholder Agreement will terminate and, thus, Popular will no longer have a right to (i) designate nominees for election to the Board or (ii) representation to each committee of the Board.
Pursuant to the terms of the Stockholder Agreement, the Employment Agreement and the A&R Employment Agreement (as these terms are defined herein), Mr. Schuessler shall continue to be the management director for so long as he holds the office of CEO of Evertec.
A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the New York Stock Exchange (“NYSE”) general independence standards. The Board has determined that eight of the nine directors serving as of the Record Date (Mses. Barrett and Botero, and Messrs. D’Angelo, Junquera, Pagán, Polak, Schumacher and Smith) are independent in accordance with NYSE rules.
Our current Board profile is as follows:

8   Evertec, Inc. 2022 Proxy Statement

Number of Directors
Tenure
3
3
3
Under 4 years of Service
4 to 7 years of Service
Over 7 years of Service

Age Distribution
Number of Directors
0
1
2
3
4
4
2
3
Under 60
60-69
Over 70
Age

Diversity:
Key Skills and Experience:
2
Women
4
Hispanic
8
Executive Leadership Experience
5
FinTech Knowledge
7
LATAM Experience
7
Financial Expertise
6
Risk Management
8
M & A and Strategy
1
Information Security

Board Committees
The Board has four standing committees:
Pursuant to our Bylaws, the Board may establish additional committees. As of the Record Date, the Board has not established additional committees besides those described in this Proxy Statement.
Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by Popular out of the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding common stock. As previously discussed, pursuant to the Asset Purchase Agreement, the Stockholder Agreement will terminate upon closing and, thus, Popular will no longer have a right to representation on each committee of the Board.
Each of our Board committees acts pursuant to a written charter (as amended and restated) adopted by the Board. You may find copies of each charter on the Company’s website at https://ir.evertecinc.com/govdocs.
Below please find a description of each of the Board’s four standing committees:
Evertec, Inc. 2022 Proxy Statement     9

Audit Committee
Responsibilities and Risk Oversight:

•overseeing: (i) our financial reporting process with respect to the integrity of our financial statements and our internal controls over financial reporting, (iii) the performance of our internal audit function, (iii) our management policies regarding risk assessment and management, and (iv) our compliance with laws and regulations

•discussing with management and the Company’s independent registered public accounting firm the Company’s major financial and control-related risk exposures, and steps that management has taken to monitor and control such exposures

•reviewing the overall implementation of the Company’s Enterprise Risk Management (“ERM”) framework and program, which includes (i) ensuring the placement of controls needed to establish a strong internal control environment, and receiving periodic status reports on management’s ERM progress, and (ii) overseeing the Company’s risk exposure, and validating management’s active role in assessing, managing and mitigating risks

•establishing procedures for handling complaints regarding accounting or auditing matters

Alan Schumacher, Chairperson
Olga Botero
Jorge A. Junquera
Iván Pagán

•Met 15 times during 2021

•Must consist of at least 3 board members (including a chairperson) who must meet at least 4 times a year, including once every fiscal quarter

•All members qualify as “independent” under SEC and NYSE rules

•All members are “financially literate” under NYSE rules

•Each of Messrs. Schumacher, Junquera and Pagán is considered a “financial expert” under SEC rules

Compensation Committee
Responsibilities and Risk Oversight:

•reviewing and recommending policy relating to the compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior officers

•evaluating the performance of senior officers in light of the Company’s goals and objectives, and reviewing and approving the compensation of senior officers based on such evaluations

•producing a report on executive officer compensation as required by the SEC, which is included in this Proxy Statement

•overseeing risks related to the Company’s cash and equity-based compensation programs and practices

•overseeing succession planning for the CEO and senior management

Frank G. D’Angelo, Chairperson
Kelly Barrett
Aldo J. Polak
Brian J. Smith

•Met 2 times during 2021

•Must consist of at least 3 board members (including a chairperson) who must meet at least once a year

•Each member is qualifies as “independent” under NYSE rules and as a “non-employee independent director,” as defined in Section 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

10   Evertec, Inc. 2022 Proxy Statement

Nominating and Corporate Governance Committee
Responsibilities and Risk Oversight:

•evaluating the composition of the Board, its committees and planning for Board member succession

•assisting the Board in identifying individuals qualified to serve as members of the Board and recommending to the Board the director nominees for the next annual meeting of stockholders

•leading the Board in its performance review and that of its committees

•overseeing management initiatives related to ESG matters

•reviewing and recommending to the Board a set of corporate governance guidelines

•overseeing risks related to the composition and structure of the Board and its committees and the Company's corporate governance practices

Brian J. Smith, Chairperson
Jorge A. Junquera
Aldo J. Polak
Alan H. Schumacher

•Met 2 times during 2021 •Must consist of at least 3 board members (including a chairperson) who must meet at least once a year •Each member qualifies as “independent” under applicable NYSE rules

Information Technology Committee
Responsibilities and Risk Oversight:

•assisting the Board in overseeing the integrity of the Company’s information and technology (“IT”) system, IT-related risks, IT security and cybersecurity, and IT infrastructure and strategy

•advising and making recommendations to the Board regarding the state of the Company’s cybersecurity preparedness, and reviewing the threat landscape facing the Company

•reviewing and reassessing the adequacy of the Company’s IT program, policies and procedures and recommending proposed changes to the Board for approval, if required

•overseeing the Company’s internal IT Governance Committee

•monitoring and evaluating the effectiveness of the Company’s IT security and cybersecurity protocols, including IT disaster recover capabilities

Olga Botero, Chairperson
Kelly Barrett
Frank G. D’Angelo
Iván Pagán

•Met 3 times during 2021 •Must consist of at least 3 board members (including a chairperson) who must meet at least twice a year

Director Qualifications
Size of our Board
Under the Company’s Charter, Bylaws and the Stockholder Agreement, the size of the Board is currently fixed at nine. The Stockholder Agreement grants Popular director nominee rights and it provides that, unless otherwise prohibited by applicable law, regulation or the NYSE rules (including the independence requirements described above), Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by Popular out of the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding common stock. As previously discussed, upon the closing of the Asset Sale, the Stockholder Agreement will terminate and Popular will no longer have a right to designate nominees for election to the Board.

Evertec, Inc. 2022 Proxy Statement     11

Candidates for Board Membership
In making its recommendations of nominees to the Board, the Nominating and Corporate Governance Committee identifies candidates who meet the current challenges and needs of the Board. The Nominating and Corporate Governance Committee considers the following factors, among others, when determining whether a person is a suitable candidate for nomination for election to the Board: (i) diversity, (ii) background, (iii) expertise, and (iv) independence.
The Board believes that diversity is key to our success. As discussed above, the Nominating and Corporate Governance Committee considers diversity, among other factors such as expertise, professional background, independence and other appropriate qualities, in determining whether a person is a suitable candidate for nomination for election to our Board. Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee not only considers traditional demographic diversity concepts (such as race, ethnicity, gender, age and nationality) but also diversity of work experiences, academic backgrounds, skills and viewpoints.
Our Board currently has two female directors, and four of its directors identify as Hispanic. For further discussion of our diversity efforts, please refer to the “Environmental, Social and Governance (ESG) Matters” section under the “Compensation Discussion and Analysis” of this Proxy Statement, and our ESG summary available at our website https://www.evertecinc.com/en/our-purpose/; the ESG summary is not incorporated by reference to this Proxy Statement.
The Nominating and Corporate Governance Committee and the Board will evaluate recommendations for director nominees submitted by directors, management, professional search firms or stockholders in the same manner, using the criteria stated above.
Directors’ and Officers’ Questionnaire
All director nominees must complete a form of directors’ and officers’ questionnaire to determine their independence, financial literacy, risk management experience, beneficial ownership interest of the Company’s outstanding common stock, and any possible conflict of interest in relation to the Company or its business, as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee or the Board.
Board Vacancies
In accordance with the Stockholder Agreement, if there are any vacancies on our Board, then our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock. To maintain flexibility to nominate, appoint or retain qualified Board members, regardless of age, Evertec does not have an age limit for directors nor a mandatory retirement policy.
12   Evertec, Inc. 2022 Proxy Statement

For more information on our directors’ qualifications, please see our Corporate Governance Guidelines available on our website at https://ir.evertecinc.com/govdocs.

Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. In consideration of the above, the Board has determined that it is in the best interests of the Company and its stockholders to maintain a separate independent Board Chairman and CEO. Our Board believes that our current structure, with an independent Chairman who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong independent leadership and corporate governance structure that best serves the needs of Evertec and its stockholders.
We believe this corporate structure also permits the Board to have a healthy dynamic that enables its members to function to the best of their abilities, individually and as a unit. The Board has the ability to change its structure, subject to any limitations under the Stockholder Agreement, should it deem a restructuring of the Board to be appropriate and in the best interests of the Company and its stockholders. The Board expects to continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to Evertec and its future needs.
Board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the Company’s and our executive officers’ performance, provide substantial independent oversight of our management’s performance. Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board.
In the event a non-independent director serves as Chairperson of the Board, as per the Company’s Corporate Governance Guidelines, the Board will appoint a lead independent director to serve as the liaison between the Chairperson and the independent and non-employee directors. For more information about our Corporate Governance Guidelines, please visit our website at https://ir.evertecinc.com/govdocs.

Chairman Duties
As an independent Chairman of the Board, Mr. D’Angelo leads the activities of the Board. As part of his duties and responsibilities, Mr. D’Angelo is charged with, among other matters: (i) convening and presiding over all Board meetings, (ii) setting the agenda for the Board, in conjunction with the CEO and the Secretary of the Board, (iii) advising the CEO on Company strategy, and (iv) acting as liaison between non-management directors and management of the Company.

Director Compensation
The Board’s Independent Director Compensation Policy (the “Director Compensation Policy”) has been designed to ensure that the Company attracts, retains and compensates skilled and experienced directors to serve on the Board. It is our Board’s policy that only non-employee directors who qualify as independent directors are eligible to receive compensation for their services. In July 2021 the Director Compensation Policy was amended to increase the Board equity retainer to $132,500. Pursuant to the Director Compensation Policy, our independent directors are compensated as follows:

Annual Retainers	Chair		Member
Board Retainer: Cash + Equity Compensation	$305,000	(1)	$215,000	(2)
Committee Retainers (in addition to Board compensation):(3)
Audit Committee	$25,000		$12,500
Compensation Committee	$20,000		$10,000
Nominating and Corporate Governance Committee	$10,000		$5,000
Information Technology Committee	$10,000		$5,000
(1)Includes $127,500 paid in cash and $177,500 paid in equity, which represents approximately 42% and 58% of the total Board chair retainer, respectively.
(2)Includes $82,500 paid in cash and $132,500 paid in equity, which represents approximately 38% and 62% of the total member Board retainer, respectively.
(3)All committee retainers are paid in cash.

Evertec, Inc. 2022 Proxy Statement     13

Pursuant to the Director Compensation Policy, each independent director may elect to receive all or a portion of his or her Board cash retainer as equity compensation. Furthermore, independent directors shall be paid a per-meeting cash fee of $1,500 if the number of meetings in a service year (i.e., as measured from one annual meeting of stockholders to the next) exceeds the established threshold number of meetings. During 2021 the Company did not pay any per-meeting fees. The threshold number of meetings after which the $1,500 per-meeting cash fee would apply are set forth in the table below; in each case (i) per service year and (ii) regardless of whether the meetings are in person or via teleconference.

Board and Committee	Threshold Number of Meetings
Board	14
Audit Committee	14
Compensation Committee	10
Nominating and Corporate Governance Committee	8
Information Technology Committee	8
In accordance with the above compensation structure, in 2021 the Company granted restricted stock units (“RSUs”) to the non-management independent directors, with vesting of the RSUs occurring on May 31, 2022. If a non-management independent director is appointed to the Board other than as a result of election or reelection at the Company’s annual meeting of stockholders, his or her award of RSUs will be made as soon as practicable following such appointment. Other restrictions may apply; for more details, please refer to the “Stock Ownership Guidelines” section under the “Compensation Discussion and Analysis” of this Proxy Statement.
The following table shows the compensation earned by our non-employee directors for their services in 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Frank G. D’Angelo	152,500	170,000	322,500
Kelly Barrett	58,125	125,000	183,125
Olga Botero	105,000	125,000	230,000
Jorge A. Junquera	102,019	125,000	227,019
Iván Pagán	100,000	125,000	225,000
Aldo J. Polak	97,500	125,000	222,500
Alan H. Schumacher	112,500	125,000	237,500
Brian J. Smith	20,000	207,500	227,500
Thomas W. Swidarski(3)	37,356	—	37,356
(1)Represents the annual retainer amounts earned during 2021 pursuant to the Director Compensation Policy.
(2)Represents a grant date fair value of $43.57 per share in connection to the RSU awards granted to each director in 2021 pursuant to the Director Compensation Policy. For further discussion about share-based compensation, refer to Note 17 of the Audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2021. The number of outstanding RSUs held by our non-employee directors as of December 31, 2021 was as follows:

Name	Grant Date: June 1, 2021 RSUs (#)
Frank G. D’Angelo	3,901
Kelly Barrett	2,868
Olga Botero	2,868
Jorge A. Junquera	2,868
Iván Pagán	2,868
Aldo J. Polak	2,868
Alan H. Schumacher	2,868
Brian J. Smith*	4,762
*Mr. Smith elected to receive all of his Board cash retainer as equity compensation.

(3)Mr. Swidarski's directorship ended on the Company's 2021 Annual Meeting of Stockholders held on May 27, 2021.

14   Evertec, Inc. 2022 Proxy Statement

Director Attendance Matters
The Board’s operation and responsibilities are governed by the Charter, the Bylaws, the charters of the Board’s standing committees, Puerto Rico law and the Stockholder Agreement. The Company does not have a formal policy with regards to Board member attendance at the Company’s annual meetings of stockholders. All directors are encouraged to attend each annual meeting of stockholders to provide our stockholders with an opportunity to communicate with directors about issues affecting the Company; however, attendance is not mandatory. As required by the Company’s Bylaws, the Board meets immediately after the Company’s annual meeting of stockholders.
Last year, all of our directors standing for election at the Company’s 2021 annual meeting of stockholders attended the meeting.
The Board met 9 times during 2021. None of our current directors attended less than 96% of their Board and respective committee meetings. Each director’s attendance percentage for meetings of the Board and the committees on which he or she served during 2021 is listed below:

Director	Attendance Percentage
Frank G. D’Angelo	100%
Morgan M. Schuessler, Jr.	100%
Kelly Barrett*	100%
Olga Botero	100%
Jorge A. Junquera	96%
Iván Pagán	100%
Aldo J. Polak	100%
Alan H. Schumacher	100%
Brian J. Smith	100%
Thomas W. Swidarski*	80%
*Attendance percentages for Ms. Barrett and Mr. Swidarski are based on meetings they attended during their directorship, which began and ended, respectively, on the Company's 2021 Annual Meeting of Stockholders held on May 27, 2021.

Board and Committee Evaluations
All of our directors must annually complete a form of directors’ and officers’ questionnaire, which ultimately enables the Board enhance its overall effectiveness. Through the questionnaire, each director provides information that helps the Board verify and determine their independence, financial literacy, risk management experience, beneficial ownership interest of the Company’s outstanding common stock, and any possible conflict of interest in relation to the Company or its business.
Each director is also required to annually submit an anonymous completed individual self-assessment which helps determine the Board’s and each of its committees continuous improvement and effectiveness. The self-assessments contain a series of statements that are designed to obtain the director’s opinions and comments regarding his or her individual performance and the performance of the Board and the committee(s) on which he or she serves. To ensure absolute confidentiality during this process, the self-assessments are submitted on an anonymous basis. The results of the directors’ and officers’ questionnaires and self-assessments are discussed in the Nominating and Corporate Governance Committee and presented to the Board.

Indemnification of Directors and Officers
The Charter and Bylaws generally eliminate the personal liability of each of our directors for breaches of fiduciary duty as a director and indemnify directors and officers as described herein. Our Charter and Bylaws limit the liability of our directors to the maximum extent permitted by Puerto Rico law. However, if Puerto Rico law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Puerto Rico law, as so amended.
Our Charter and Bylaws provide that we will, from time to time, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or
Evertec, Inc. 2022 Proxy Statement     15

was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and is involved in a suit or proceeding arising out of such position.
We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers. The right to be indemnified includes the right of an officer or a director to be paid expenses, including, without limitation, attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking (from the relevant officer or director) to repay such expenses if it is determined that such officer or director is not entitled to be indemnified.
Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Charter and Bylaws inconsistent with these indemnification provisions, will eliminate, reduce or adversely affect any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.
Our Bylaws provide that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required under Puerto Rico law to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy (the “D&O Liability Insurance”) for the protection of our directors and certain of our officers.
 We have entered into separate indemnification agreements with each of our directors in connection with his or her appointment to the Board. These indemnification agreements will require us to, among other things, indemnify our directors against liabilities that may arise by reason of their status or service as directors. We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers. These indemnification agreements also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause our directors to be covered by our D&O Liability Insurance policy. A director is not entitled to indemnification by us under such agreements if (i) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests or (ii) with respect to any criminal action or proceeding, the director had reasonable cause to believe his or her conduct was unlawful.
To the best of our knowledge, currently there is no pending litigation or proceeding involving any of our directors or officers in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in such a claim for indemnification.

Risk Oversight
Enterprise Risk Management Policy
The Company has in place an Enterprise Risk Management Policy (the “ERM Policy”), the overall purpose and scope of which is the execution of risk management processes that provide for risk and exposure monitoring, the embedding or integration of risk management into all activities as an integral part of the Company’s business activities, and the development of comprehensive internal controls and assurance processes linked to key risks. As a result, the Company continuously implements risk management processes to facilitate the Company’s compliance with existing regulatory and industry standards, thereby protecting the value of the Evertec brand and reputation by applying a disciplined approach to risk management, governance and internal controls.
Board Oversight
Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, the Board, including its committees, is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness, cybersecurity, and corporate reputational risks. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints or concerns relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.
Management Operating Committee
A Management Operating Committee (the “MOC”) that is comprised of members of senior management (including our CEO, Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Chief Legal and Corporate Development Officer, Chief Administrative Officer (“CAO”), heads of our business segments and such other officers of the
Company as the CEO deems necessary or advisable for the proper conduct of the business of the Company) was created to assist the Audit Committee with risk oversight responsibilities. The MOC delegates risk responsibilities throughout the Company through the Company’s Risk Officer, risk owners and risk working groups in order to define the Company’s risk appetite through a combination of limits and tolerances, and ensure that processes are implemented to identify, measure and assess risks.
The ERM Policy requires regular reporting to ensure proper documentation of the Company’s ERM activities. The Risk Officer has been delegated the primary responsibility of reporting risk summaries to the Audit Committee and compiling an annual ERM report. Members of senior management also report information regarding the Company’s risk profile directly to the Board from time to time.
The Company believes that the work undertaken by the Board, the Board’s committees, the MOC and the Company’s senior management team enables the Board to effectively oversee the Company’s risk management processes.

Cybersecurity
The Board has delegated to the Information Technology Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and controls. Our CAO and her staff regularly update the Information Technology Committee on the state of the Company’s cybersecurity program particularly with regards to key risk indicators, security incidents, security assessment results, and remediation and improvement plans. The Audit Committee also receives regular updates from our CAO and Director of Internal Audit on cybersecurity audits.
The Information Technology Committee and Board review the Company’s Information Security Policy and Information Security Program on an annual basis to ensure that our policies, controls, activities, and priorities promote the resilience of the Company’s infrastructure and maintain a risk profile at a level commensurate with its risk appetite and compliant with current applicable regulatory requirements and leading industry standards and best practices. Our President and CEO has appointed a Chief Information Security Officer (“CISO”), who is responsible for establishing and maintaining the enterprise vision, strategy and programs to ensure information assets as adequately protected. The CISO reports directly to our CAO.

Procedures for Communications with the Board
Stockholders and any interested party may communicate directly with the Board. All communications should be directed to our Secretary of the Board at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Communications to the Board should be sent to: Evertec, Inc., Board of Directors, care of the Secretary of the Board, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. This process is also described in our website at https://ir.evertecinc.com/BoardofDirectors.

Section 16(a) Report Compliance
Section 16(a) of the Exchange Act requires that our directors, executive officers, and holders who own more than 10% percent of any registered class of the Company’s equity securities file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company’s stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on the Company’s review of copies of these reports, and written representations from such reporting persons that no other reports were required, the Company believes that all filings required to be made by reporting persons holding the Company’s stock were correctly and timely filed for the fiscal year ended December 31, 2021 in accordance with Section 16(a).

Management Succession Planning
The Company has in place a management succession plan applicable to our NEOs, the rest of our senior management team and other key positions within the Company, including certain manager positions. Pursuant to its charter, the Compensation Committee is responsible for developing and reviewing a succession plan for both our CEO and senior management and recommending the approval of such succession plan to the Board. This succession plan is revised annually and includes both a long-term succession plan and an emergency succession plan.
Evertec, Inc. 2022 Proxy Statement     16

Shareholder Engagement
Evertec engages with various stakeholder groups in a variety of ways. We review recent business trends, regulatory changes and stakeholder expectations. We also consider ESG rating agencies, corporate peers and Evertec’s leadership input. Our investor relations team, CEO and/or CFO regularly engage with investors, prospective investors and analysts through earnings calls, direct engagement and/or investor conferences. Other senior management members may also participate in such meetings to provide insight on the Company’s services, performance, strategy, and growth. Further, Board members may be included in areas of shareholder concerns regarding significant governance matters.

Code of Ethics
For Directors, Officers and Employees
Evertec’s ethical principles of integrity, honesty and good faith provide the foundation for our ethical business practices and standards. We have adopted a Code of Ethics that applies to all our directors, officers and employees, including our CEO and CFO. The purpose of this Code of Ethics is to promote honest and ethical conduct and compliance with the law, while serving as a guide on our vision, mission and values. Evertec is committed to the prevention of corruption and bribery, and to the upholding human rights as part of its Human Rights Policy, which is included within the Code of Ethics.
Each year our directors, officers and employees receive the Code of Ethics and agree to comply with its provisions, including compliance with our Anti-Corruption Policy and related procedures. Officers and Employees are also required to participate in annual trainings regarding anti-corruption and anti-bribery. Our Code of Ethics is published on our website at https://ir.evertecinc.com/codeofethics. We intend to include on our website any amendments to, or waivers from, a provision of the Code of Ethics that applies to our CEO, CFO, principal accounting officer, or controller that relates to any element of the “code of ethics,” as defined by the SEC. We granted no waivers to our Code of Ethics in fiscal year 2021.
For Vendors and Service Providers
We also have in place a Code of Ethics for Vendors and Service Providers which defines and reaffirms these high standards and helps our vendors and service providers fully understand their duty to comply with ethical principles and all laws, rules and regulations applicable to the engaged service. When service providers make a commitment to work with Evertec, they also commit to the terms of our Code of Ethics for Vendors and Service Providers and to maintaining high standards, ethical business practices and compliance requirements materially similar to those stated in our Code of Ethics for directors, officers and employees. Our Code of Ethics for Vendors and Service Providers is published on our website at https://ir.evertecinc.com/vendorcode.

Environmental, Social and Governance (ESG) Matters
ESG is woven into our culture and values. We believe it is our responsibility to deliver business success while at the same time doing what is best for our employees, customers, communities and the world around us. The Nominating and Corporate Governance Committee is responsible for monitoring, reviewing and making recommendations on ESG matters. Our Board, senior management and the ESG working group are committed to developing strong ESG practices that are essential for generating long-term value for all of our stakeholders.
We are focused on making continuous progress on our ESG priorities, making a difference and increasing transparency with all of our stakeholders. As such, some of our recent accomplishments under our ESG program include: (i) being named to the Bloomberg Gender Equality Index for four consecutive years, (ii) investing over $500,000 in our corporate responsibility program during 2021, and (iii) increasing our Board gender diversity to over 20%.
17   Evertec, Inc. 2022 Proxy Statement

We promote diversity and inclusion as part of our formula for innovation. We value diversity of ideas, thoughts and opinions. We embrace inclusion of our people, products and services, and integrating diversity in our strategies and business decisions. Over 99% of both our employees and managers are Hispanic.
Our vision, mission and values are embedded in our corporate culture and in the way we manage our relationships with employees, clients, vendors and service providers. Thus, they are an integral part of our ethical business practices and standards. Below please find our Company’s core values.

We Care We care about our colleagues and our communities.
Collaboration Be inclusive, valuing diversity.
Responsibility Own my execution and act ethically.
Innovation Continuously improve what we do.
Agility Know and anticipate our customer needs.
For additional information related to the Company’s ESG program, including, but not limited to, governance practices, environmental footprint and resource reduction efforts, employee development initiatives, community involvement details and data security, please refer to our ESG tear sheet available on our ESG website at https://www.evertecinc.com/en/our-purpose/. The ESG website is not incorporated by reference in to this Proxy Statement.
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Biographical Information of Our Executive Officers

Executive Officers

Morgan M. Schuessler, Jr.
Age: 51

Mr. Schuessler joined the Company in April 2015 as our President and CEO. Please refer to the “Information About Director Nominees” section under Proposal 1 for Mr. Schuessler’s biographical information.

Joaquín A. Castrillo
Age: 39

Mr. Castrillo has served as our Executive Vice President, CFO and Treasurer since October 2018. From August 2018 until such appointment, he served as Interim CFO and Treasurer. He has worked at the Company since 2012 serving in roles of increasing responsibility, including as Vice President and Finance Manager from 2015 to 2018, and as Vice President and Finance Director in 2018 until his appointment as Executive Vice President, CFO and Treasurer. Prior to joining the Company, Mr. Castrillo was an Audit Manager in the Banking and Capital Markets group of PwC. Mr. Castrillo holds a B.B.A. with a double concentration in Finance and Accounting from Villanova University. He is also a Certified Public Accountant and a member of the Villanova University Finance Department Advisory Committee.

Rodrigo Del Castillo
Age: 60

Mr. Del Castillo has served as our Executive Vice President since 2020 and as Chief Commercial Officer for Latin America since February 2021. In 2017 he was named Senior Vice President of LATAM Payment Services upon joining the Company as a result of the acquisition of the business formerly known as PayGroup where he previously served as Chief Executive Officer. Mr. Del Castillo has more than 30 years of experience in the development and commercialization of products, IT services and transactional financial solutions. He holds a Bachelor of Science degree in Industrial Engineering from the Universidad de Santiago in Chile and a Master of Business Management from the Universidad Adolfo Ibáñez, also in Chile.

Alexandra López-Soler
Age: 50

Ms. López-Soler was named Executive Vice President and Chief Marketing and Communications Officer in February 2022. She joined the Company in 2018 as our Senior Vice President of Marketing and Communications. Before joining Evertec in 2018, she served as Chief Marketing and Audience Officer at GFR Media. She also held various executive level positions at GFR Media, Oriental Bank and Doral Bank. Ms. López-Soler has over twenty years of experience in the marketing industry, with emphasis on digital media, financial technology, and banking. Ms. López-Soler earned a Bachelor of Arts in political science and Italian from Tufts University, and a master’s degree (MBA) from the University of Michigan Ross School of Business.

Paola Pérez
Age: 38

Ms. Pérez has served as our Executive Vice President since February 2018 and CAO since March 2020. Prior to that she was our Senior Vice President of People and Culture from August 2017 until her appointment as Executive Vice President. She joined the Company in 2011 as Director of Internal Audit. Before joining Evertec, Ms. Pérez worked at Chartis as an External Reporting Manager for the Latin America Region, and PwC where she worked as a senior auditor. She obtained her Bachelor of Science in Accounting from Fairfield University, is a Certified Public Accountant and a board member of Multisensory Reading Centers of Puerto Rico, a non-profit organization.

19   Evertec, Inc. 2022 Proxy Statement

Luis A. Rodríguez
Age: 44

Mr. Rodríguez has served as our Executive Vice President since February 2017 and as Chief Legal and Corporate Development Officer since February 2021. He joined the Company in 2015 as Senior Vice President for Corporate Development, and was appointed General Counsel and Secretary of the Board in September 2016. Prior to joining the Company, Mr. Rodríguez served as Executive Director at J.P. Morgan in New York. Mr. Rodríguez possesses a bachelor’s degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and holds a Juris Doctor from Stanford Law School.

Guillermo Rospigliosi
Age: 48

Mr. Rospigliosi has served as our Executive Vice President since 2016 and as Chief Product and Innovation Officer since February 2020. Before joining the Company in 2016, he served as Chief Risk Officer for Visa in Latin America and before that he was the Managing Director for Latin America at CyberSource, a Visa subsidiary. He graduated from the Universidad de Lima with a Bachelor of Science in Business Administration and holds an MBA from the University of Texas in Austin.

Diego Viglianco
Age: 52

Mr. Viglianco has served as our Executive Vice President and COO since June 2021, and was a consultant to the Company from March 2021 until his appointment as COO. Before joining the Company, Mr. Viglianco served as the CEO of Interbanking, S.A., a digital financial ACH/real time payments company headquarters in Argentina, from July 2019 to February 2021. Prior to that, he was the CEO of the Processing Division of Prisma Medios de Pago S.A. in Argentina from March 2017 to June 2019. Previously, he held senior management positions with MasterCard in Argentina and Miami, USA, and Promoción y Operación S.A. de C.V. (PROSA) in Mexico. Mr. Viglianco holds an MBA in Economy and Business Administration from ESEADE University, Argentina, and a Bachelor of Science in Engineering from the University of Salvador, Argentina.

Miguel Vizcarrondo
Age: 48

Mr. Vizcarrondo has served as our Executive Vice President since 2012, and as Chief Commercial Officer for Puerto Rico and the Caribbean since 2021. He manages all of the Company’s commercial segments in Puerto Rico and the Caribbean including, but not limited to, merchant acquiring, payment services and the ATH Network. Prior to joining the Company in 2010, Mr. Vizcarrondo worked in Banco Popular de Puerto Rico for 14 years in a variety of roles, lastly as Senior Vice President of the Merchant Acquiring Solutions group from 2006 until he joined the Company in 2010. Mr. Vizcarrondo serves as a member of the Banco Popular Foundation, and as director for the Puerto Rico American Football Alliance, a youth sports league. Mr. Vizcarrondo holds a Bachelor of Science in Management, with a concentration in Finance, from Tulane University.

All ages are as of the Record Date.

Evertec, Inc. 2022 Proxy Statement     20

PROPOSAL 2
Advisory Vote on Executive Compensation

Overview
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2019 (the “Dodd-Frank Act”), stockholders are being asked to approve, on an advisory basis (Say-on-Pay vote), the compensation of the NEOs, as set forth and discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, which includes compensation tables and related narrative discussion and analysis.
For the reasons outlined elsewhere in this Proxy Statement, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance, and incentivizes desirable behavior. Specifically, our executive compensation program is designed to attract, motivate and retain talented executive officers and align their interests with the long-term interests of the Company’s stockholders. Our compensation program:
•compensates executive officers fairly and competitively, which promotes management stability and supports the short- and long-term well-being of the Company
•rewards performance that meets or exceeds established goals
•develops incentives to achieve a high level of performance while discouraging excessive risk-taking in the business
For more details of our compensation program, please refer to the “Compensation Philosophy and Objectives” section under the “Compensation Discussion & Analysis” of this Proxy Statement.
The Board unanimously recommends that stockholders vote FOR the following resolution on an advisory basis:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative.”
Because your vote is advisory, it will be non-binding on the Board and the Company. However, the Board values stockholder’s opinions and your vote will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF OUR
EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.

21   Evertec, Inc. 2022 Proxy Statement

Compensation Discussion and Analysis

2021 Performance Highlights
We displayed strong commitments to our communities, clients, employees, and stockholders during 2021. Some of the financial highlights for the fiscal year ended December 31, 2021 include:
All amounts are approximates. For more information on the Company’s financial performance in 2021, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2021.
In addition to GAAP measures, management uses non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations as it is frequently used by securities analysts, investors and other interested parties to evaluate companies in this industry. We define “EBITDA” as earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” as EBITDA further adjusted to exclude unusual items and other adjustments.
For purposes of this discussion, “Adjusted Earnings per common share” is a supplemental measure of the Company’s performance; it is not required by, or presented in accordance with, GAAP. It is not a measurement of the Company’s financial performance under GAAP, and should not be considered as an alternative to total revenue, net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities, as an indicator of cash flow or as a measure of the Company’s liquidity.
We define “Adjusted Net Income” as net income adjusted to exclude unusual items and other adjustments. We define “Adjusted Earnings per common share” as Adjusted Net Income divided by diluted shares outstanding. EBITDA, Adjusted EBITDA, and Adjusted Earnings per common share are not measurements of liquidity or financial performance under GAAP. For additional details, refer to our reconciliation of GAAP to non-GAAP in Appendix A to this Proxy Statement.
Return to Stockholders
The following graph shows a comparison of the cumulative total return for our common stock, the S&P 500 Index and the S&P Technology Index for the five years ended December 31, 2021. The graph assumes that $100 was invested on December 31, 2016 in our common stock, and in each index, and that all dividends were reinvested.
Evertec, Inc. 2022 Proxy Statement     22

$425
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EVERTEC, Inc.
S&P 500
S&P Information Technology

Historical stock price performance is not necessarily indicative of future stock price performance.

Outside Advisors
The Compensation Committee uses Frederic W. Cook & Co. (“F.W. Cook”) to assist it in its review of our entire executive and director compensation program. The Compensation Committee assessed the independence of F.W. Cook and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that F.W. Cook was independent and its work raised no conflict of interest. Aside from its work for the Compensation Committee, F.W. Cook does no other work for the Company.

Executive Compensation Highlights
Our compensation program for our NEOs consists of the following core elements:
23   Evertec, Inc. 2022 Proxy Statement

The charts below set forth the target compensation mix for the CEO and the average target compensation mix for the rest of our NEOs during 2021:
For purposes of these charts, “base salary” includes base salary and applicable statutory Christmas bonus, as such amounts are disclosed for each of our NEOs in this “Compensation Discussion and Analysis” section.

Named Executive Officers (NEOs)
The table below sets forth a list of our NEOs for 2021. All of our NEOs are employed by Evertec Group and also serve in similar functions for the Company.

Name	Title
Morgan M. Schuessler, Jr.	President and Chief Executive Officer
Joaquín A. Castrillo	Executive Vice President, Chief Financial Officer and Treasurer
Guillermo Rospigliosi	Executive Vice President and Chief Product and Innovation Officer
Diego Viglianco	Executive Vice President and Chief Operating Officer
Miguel Vizcarrondo	Executive Vice President and Chief Commercial Officer for Puerto Rico and the Caribbean

Compensation Philosophy and Objectives
The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our general compensation philosophy and objectives. As part of its duties and responsibilities, the Compensation Committee determines our CEO’s compensation, approves the compensation of our other executive officers and directors, and administers our equity-based compensation plans, in which our NEOs may participate. The Compensation Committee is also charged with (i) overseeing the risk assessment of the compensation arrangements applicable to our executive officers and other employees and (ii) reviewing and considering the relationship between risk management policies and practices, and compensation.
The Compensation Committee meets as often as necessary, but at least once annually. While ultimate responsibility for compensation recommendations rests with the Compensation Committee, it has the authority to hire a
Evertec, Inc. 2022 Proxy Statement     24

compensation consultant to assist it in fulfilling its duties. As previously noted, the Compensation Committee has engaged F.W. Cook to advise it in the fulfillment of its duties.
The Compensation Committee’s intent is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. In December 2021 the Compensation Committee decided to revise the Company’s compensation philosophy and modify it to target the 25th percentile to median (the previous compensation philosophy was to target the 25th percentile) of our approved compensation peer group in recognition of the size differentials that exist between Evertec and the compensation peer group companies, as well as the challenges in identifying good business matches within desired size parameters. Compensation for our NEOs has been designed to provide rewards commensurate with each NEO’s contribution.
The philosophy embedded in our compensation program is to: (i) support an environment that rewards performance against established goals; (ii) provide fair base compensation, benefits and incentive compensation in order to foster stability at the management level and support our short- and long-term success; (iii) align the interests of executives with the long-term interests of stockholders through equity-based awards; and (iv) develop incentives to achieve high levels of performance without encouraging excessive risk-taking.
Our executive compensation strategy is designed to: (i) attract and retain highly qualified executives; (ii) provide executives with compensation that is competitive within the industry in which we operate; (iii) establish compensation packages that take into consideration the executive's role, qualifications, experience, responsibilities, leadership potential, creativity, individual goals and performance; and (iv) align executive compensation with the achievement of our business objectives.
This Compensation Discussion and Analysis (“CD&A”) reflects a discussion of our compensation objectives and philosophy, as well as the elements of our total NEO compensation packages including, but not limited to, information regarding certain compensation changes implemented for 2021.
25   Evertec, Inc. 2022 Proxy Statement

The Compensation Committee may conduct further review of the executive compensation philosophy and objectives from time to time and reserves the right to make changes to the executive compensation practices as it considers appropriate.

Say on Pay
The Board carefully considers the results of our stockholders’ advisory say-on-pay vote. Our stockholders continue to express support for the Company’s executive compensation program with the Company receiving approximately 99% advisory approval in 2021. In consideration of this continued support, the Board maintained the principal features and performance-based elements of the executive compensation program in 2021. At the Annual Meeting, the Company’s stockholders will again have the opportunity to approve Evertec’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement.

Role of Executive Officers in Compensation Decisions
Our CEO defines and recommends to the Compensation Committee the corporate and individual objectives for each of our other NEOs annually. The Compensation Committee has the authority to modify these objectives as it deems necessary and approve the final incentive opportunity which will be communicated by the CEO to such NEOs.
Our CEO reviews the performance of each of our other NEOs annually and formulates recommendations based on these reviews, including recommendations with respect to salary adjustments, annual incentive award targets and actual payout amounts. These recommendations are presented to the Compensation Committee, which has the discretion to modify any recommended adjustments or awards to executives, including our NEOs.
The Compensation Committee has final approval over all compensation decisions for our NEOs and approves recommendations regarding cash and equity awards for all of our NEOs. Although the CEO is present to discuss recommendations pertaining to each of our other NEOs, our CEO is not permitted to attend those portions of meetings of the Compensation Committee during which the CEO’s performance and/or compensation is discussed, unless specifically invited by the Compensation Committee.

Competitive Compensation Practices
As part of the Company’s comprehensive review of its compensation programs and practices, the Compensation Committee, with the assistance of F.W. Cook, established an executive compensation peer group to assist in evaluating the competitiveness of NEO compensation in terms of both dollar opportunity and compensation structure and design. In narrowing its focus of comparable companies for consideration, the Compensation Committee considered:
•the extent to which the peer companies compete with Evertec in one or more lines of business for executive talent and for investors;
•statistical reliability in terms of the total number of companies in the peer set;
•comparability of revenues, market capitalization, total assets and number of employees; and
•“peer of peer” analysis.
F.W. Cook last conducted a review of our peer group of companies in December 2021. In February 2022 the Compensation Committee determined that Repay Holdings Corporation be included in the peer group, replacing Cardtronics. This is the current compensation peer group of companies that the Compensation Committee uses to make its NEO compensation decisions:

Peer Group
ACI Worldwide	Euronet Worldwide	Jack Henry & Associates	Repay Holdings Corporation
Bottomline Technologies	Everi Holdings	MoneyGram International	WEX
Black Knight	EVO Payments	Q2 Holdings
Evertec, Inc. 2022 Proxy Statement     26

Evertec’s compensation philosophy is to target the 25th percentile to median of the above peer group in recognition of the size differentials that exist between Evertec and the peer companies, as well as the challenges in identifying good business matches within the desired size parameters. Given the Company’s location in Puerto Rico, the Compensation Committee must balance the challenges of attracting and retaining experienced local executive talent with talent from the mainland United States and elsewhere.
The Compensation Committee’s access to competitive benchmarking is a critical element to understanding the current environment for executive talent. Along with other factors, this information enables the Compensation Committee to make well-informed decisions on recruitment and retention of key executives. F.W. Cook last prepared a benchmark compensation study on behalf of the Compensation Committee for NEOs in February 2022 and for directors in July 2021.

Elements of Compensation
The Compensation Committee believes the compensation packages provided to our executives, including our NEOs, should include both cash and equity-based incentives that reward performance against established business goals and that discourage management from taking unnecessary and/or excessive risks that may harm the Company. Our compensation program for our NEOs consists of the following core elements:

Base Salary
We provide our NEOs and other employees with a base salary to compensate them for services rendered during the year. This fixed element of our compensation program is determined for each executive based on position and scope of responsibility. Annual base salary for our NEOs is subject to review and approval by the Compensation Committee. In reviewing base salaries, the Compensation Committee may consider, among other factors:
•changes in the executive’s individual responsibility;
•analysis of the executive’s compensation, both internally (i.e., relative to other Company officers) and externally (i.e., relative to similarly situated executives at peer companies); and
•the executive’s individual performance.
Having considered these factors, and to ensure that our total compensation packages are competitive with those provided by our peer companies and our competitors for top executive talent, and after consultation with F.W. Cook, the Compensation Committee approved the following base salaries for our NEOs for 2021, including base salary increases effective as of June 2021 for Messrs. Schuessler, Castrillo, Rospigliosi and Vizcarrondo to $762,200, $386,250, $370,800, and $370,800 respectively. Below please find base salaries for our NEOs:

Name	2021 Base Salary ($)(1)	2020 Base Salary ($)(2)	Percent Change (%)
Morgan M. Schuessler, Jr.	762,200	740,000	3%
Joaquín A. Castrillo	386,250	375,000	3%
Guillermo Rospigliosi	370,800	360,000	3%
Diego Viglianco	330,000	—	n/a
Miguel Vizcarrondo	370,800	360,000	3%
(1)Base salaries as of December 31, 2021.
(2)Base salaries as of December 31, 2020.

27   Evertec, Inc. 2022 Proxy Statement

Annual Cash Incentive
Our Compensation Committee, with F.W. Cook’s recommendations, places considerable weight on the achievement of certain quantitative factors as reflected in the corporate component of the cash incentive under the Company’s annual cash incentive program, thus strengthening our commitment to a pay-for-performance compensation philosophy.
The target annual cash incentive as a percentage of salary is a mix between corporate performance, business metric (as applicable) and individual performance elements.
•For our CEO and CFO, the corporate and individual objective components were established at 90% and 10% of the overall cash incentive targets, respectively.
•For NEOs in charge of business segments, a business metric was established at 60%, and the corporate and individual objective components were established at 20% and 20% of the overall incentive targets, respectively.
•For NEOs with support functions (to which the business metric was not applicable), the corporate and individual objective components were established at 75% and 25% of the overall cash incentive targets, respectively.
Under the annual cash incentive program, the Compensation Committee establishes specific performance objectives for the Company, as well as threshold, target and maximum levels based on actual achievement. The corporate component of the potential cash incentive is triggered if the Company achieves at least 95% of each of the (i) revenue target (weighted at 40%) and (ii) Adjusted Net Income (weighted at 60%) target for the fiscal year, with our NEOs receiving 50% of the corporate component at the 95% performance level, and up to 150% of the corporate component at 110% of our target level corporate metrics, with linear interpolation between the 95% and 110% performance levels.
For 2021 the corporate performance metric was measured against the following goals:

Metric	Weight	Threshold (95%) (000's)	Target (100%) (000's)	Maximum (110%) (000's)
Revenues	40%	$516,782	$543,981	$598,379
Adjusted Net Income	60%	$153,793	$161,887	$178,076
The Company’s performance in those two metrics during 2021 was as follows:

Metric	Performance (000's)	% Difference (Target)	Payment Score	Weighted Score
Revenues	$590,099	8.48%	142.39%	56.96%
Adjusted Net Income	$199,809	23.42%	150.00%	90.00%
CORPORATE PERFORMANCE METRIC PAYOUT SCORE:				147%
Furthermore, our NEOs were eligible to earn a cash incentive of 0% up to 150% of the individual component based on each executive’s individual performance, which is assessed and given a performance rating. If the NEO’s individual performance rating is “Below Minimum Acceptable Performance,” such NEO will not receive any portion of the annual cash incentive, regardless of the corporate component or business metric results. Other ratings for NEOs will result in the individual performance component being modified by factors ranging from 50% for a rating of “Needs Development” up to 150% for a rating of “Exceptional Performance.”
The executive’s successful implementation and completion of audit observations, enterprise risk management action items and achievement of the financial budget are also considered as part of the actual cash incentive payout calculation. For 2021 all of our NEOs were deemed to have met their individual objective goals.
The actual incentive payout for each of our NEOs for 2021 was as follows:
Evertec, Inc. 2022 Proxy Statement     28

NEOs	Target Cash Incentive Percentage	Corporate Performance Percentage(1)	Business Metric Percentage(1)	Individual Performance Percentage(1)	Target Cash Incentive	Actual Cash Incentive Payout(2)
Morgan M. Schuessler, Jr.	125%	90%	—%	10%	$952,750	$1,355,384
Joaquín A. Castrillo	75%	90%	—%	10%	$289,688	$412,110
Guillermo Rospigliosi	75%	75%	—%	25%	$278,100	$376,038
Diego Viglianco	75%	75%	—%	25%	$247,500	$334,662
Miguel Vizcarrondo	75%	20%	60%	20%	$278,100	$375,871
(1)     Actual cash incentive payout breakdown is as follows:

NEOs	Corporate ($)	Business ($)	Individual ($)
Morgan M. Schuessler, Jr.	1,260,109	—	95,275
Joaquín A. Castrillo	383,141	—	28,969
Guillermo Rospigliosi	306,513	—	69,525
Diego Viglianco	272,787	—	61,875
Miguel Vizcarrondo	81,737	238,514	55,620
(2)     In the case of Mr. Viglianco, due to his significant contributions and added responsibilities upon joining the Company as COO in June 2021, the Board approved a cash incentive payout as if he had served as COO the full fiscal year, without a pro-rata payout of the incentive to reflect his actual time served as COO during 2021.

Long-Term Equity Incentives
In connection with our initial public offering, we adopted the Evertec, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), under which stock options, restricted stock and other equity awards have been granted. The Compensation Committee has been delegated the responsibility to administer the 2013 Plan.
Our Compensation Committee believes that a long-term incentive design linked to strong pay-for-performance principles is appropriate to ensure executive ownership and linkage to the long-term interests of Evertec’s stockholders. As a result, since 2014 our executive officers have been awarded grants of RSUs under the 2013 Plan. RSU awards provide for the grant of both performance-based and time-based RSUs designed for the dual purpose of serving as an incentive vehicle to help ensure that key employees’ compensation is linked to the Company’s overall performance in future years and as a retention mechanism.
Following a comprehensive review of the Company’s long-term incentive plan, in 2016 the Compensation Committee established Adjusted EBITDA as the primary performance measure while maintaining focus on total stockholder return (“TSR”) through the use of a performance modifier. As part of this revamped process, RSUs earned based on the Adjusted EBITDA performance (“EBITDA RSUs”) are adjusted upwards or downwards (+/- 25%) based on the Company’s relative TSR at the end of the three-year performance period as compared to companies in the Russell 2000 Index (for more information, see “Relative TSR Multiplier” in table under “Performance-Based RSU Award Granted in 2021” below). The Compensation Committee’s decision was influenced by the macroeconomic conditions then-present in Puerto Rico and a focus on placing more emphasis on operational performance that is within management’s control. The Compensation Committee has reviewed and discussed these metrics with F.W. Cook each year since its adoption and has determined that they continue to be appropriate for the Company under our compensation philosophy. For details on the reconciliation of our GAAP to non-GAAP results, please refer to the results provided in the Company’s Form 10-K for fiscal year ended December 31, 2021.
All unvested RSUs granted to NEOs have dividend equivalent rights, which entitle the RSU holders to the same value per share as our stockholders for dividends declared between the date of the grant and the settlement date of the RSUs. Dividend equivalents are subject to the same terms and conditions as the corresponding unvested RSUs and are accumulated and paid only upon the vesting and settlement of the underlying RSUs.
RSU Distribution Mix
For 2021 the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its CEO and other NEOs, with the following distribution mix:
29   Evertec, Inc. 2022 Proxy Statement

Name	Long-Term Equity Incentive Total Award Value ($)	RSUs Granted
		Time-Based (#)(1)	Performance-Based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	5,250,000	50,999	84,467	135,466
Joaquín A. Castrillo	1,424,000	15,809	21,148	36,957
Guillermo Rospigliosi	1,214,000	13,477	18,029	31,506
Diego Viglianco	606,039	5,861	7,841	13,702
Miguel Vizcarrondo	1,214,000	13,477	18,029	31,506
(1)As of the grant date, March 2, 2021, the closing common stock price was $36.03, with the exception of Mr. Viglianco’s award which was granted on June 7, 2021 with a closing common stock price of $44.23.
(2)As of the grant date, the Monte Carlo simulation value was $40.40; provided, however, that Mr. Viglianco’s performance-based award was granted on June 7, 2021, with a closing common stock price of $44.23.

Time-Based RSU Award Granted in 2021
The time-based RSUs granted to NEOs vest in three substantially equal installments on March 2, 2022, 2023 and 2024, provided that the NEO remains continuously employed with the Company through the vesting date, except as otherwise set forth in the applicable award agreement. The actual number of time-based RSUs granted was determined by dividing the award dollar value by the price of our common stock on the close of business of the date of grant.
In addition to the time-based RSUs discussed in the table above, as part of Mr. Viglianco’s recruitment, he received an RSU grant valued at $250,000 (5,652 RSUs granted based on the closing common stock price of $44.23 as of the grant date), shall vest on the third anniversary of the grant date on June 7, 2021.
Performance-Based RSU Award Granted in 2021
The Adjusted EBITDA performance measure was calculated for the one-year period commencing on January 1, 2021 and ending on December 31, 2021 (the “2021 Adjusted EBITDA”), relative to the goals set by the Compensation Committee for this same period. The EBITDA RSUs are earned according to the table below, and are subject to a three-year service period before vesting measured from the date of the grant:

Performance Level*	Evertec 1-Year Adj. EBITDA for 2021 (amounts in millions)($)	Payout Percentage
Maximum	279.7 or above	200%
Target	254.3	100%
Threshold	246.6	60%
Less Than Threshold	below 246.6	0%
*Performance between levels is linearly interpolated.
The Company’s 2021 Adjusted EBITDA was $294.8 million which, pursuant to the table above, yielded a payout of 200% of the target number of performance-based shares. The earned number of EBITDA RSUs shall be then modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period from the grant date. The following table summarizes the relationship
Evertec, Inc. 2022 Proxy Statement     30

between the Company’s actual TSR performance when compared with the TSR performance of the members of the Russell 2000 Index and the associated modifier for the performance achieved:

Performance Level*	Company Percentile Rank vs. Russell 2000 Index	Relative TSR Multiplier
Maximum	75th Percentile or Above	1.25
Target	50th Percentile	1.00
Threshold	35th Percentile or Below	0.75
*Performance between levels is linearly interpolated.
The actual number of performance-based RSUs granted was determined by dividing the award dollar value by a Monte Carlo simulation value that factors future stock prices for the Company and companies in the Russell 2000 Index.
Performance-Based RSU Awards that Vested in 2021
In 2018 the Compensation Committee approved grants of performance-based awards to certain NEOs (the “2018 EBITDA RSU Awards”). Pursuant to the 2018 EBITDA RSU Awards, the participating NEOs were eligible to earn the awarded RSUs vesting on February 22, 2022, only to the extent that performance was achieved against certain pre-established goals. The 2018 EBITDA RSU Awards were set to be earned according to the table below, and were subject to a three-year service period before vesting measured from the date of the grant:

Performance Level(1)	Evertec 1-Year Adj. EBITDA for 2018 (amounts in millions)($)	Payout Percentage
Maximum	196.4 or above	200%
Target	178.5	100%
Threshold	173.1	60%
Less Than Threshold	below 173.1	0%
(1)     Performance between levels is linearly interpolated.
The Company’s Adjusted EBITDA for the one-year period that commenced on January 1, 2018 and ended on December 31, 2018 was $212.5 million; therefore, the performance-based maximum performance level was met with a payout percentage of 200%. The TSR of the 2018 EBITDA RSU Awards was 141.18%, which ranked in the 88th percentile of the Russell 2000 Index and, thus, vested with a TSR multiplier of 1.25.
2022 Awards
In February 2022 the Compensation Committee approved a grant of time-based RSUs to the NEOs, vesting in three substantially equal installments on February 25, 2023, 2024 and 2025, provided that the NEO remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement.
For the 2022 performance-based RSUs, the Compensation Committee continued to use an Adjusted EBITDA target with the TSR Modifier as the metrics for such awards. The Adjusted EBITDA performance metric for 2022 shall be calculated for the one-year period commencing on January 1, 2022 and ending on December 31, 2022, relative to the goals set by the Compensation Committee for this same period.
Similar to 2021, the EBITDA RSUs are earned according to performance level targets and are also subject to a three-year service period, measured from the date of the grant, before vesting. As in 2021, the earned number of EBITDA RSUs will then be modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period.
For 2022 the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its CEO and other NEOs, with the following distribution mixes:
31   Evertec, Inc. 2022 Proxy Statement

Name	Total Award Value ($)	RSUs Granted
		Time-based (#)(1)	Performance-based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	5,750,000	48,540	79,369	127,909
Joaquín A. Castrillo	1,550,000	14,954	19,749	34,703
Guillermo Rospigliosi	1,300,000	12,542	16,564	29,106
Diego Viglianco	1,300,000	12,542	16,564	29,106
Miguel Vizcarrondo	1,300,000	12,542	16,564	29,106
(1)As of the grant date, the closing common stock price was $41.46.
(2)As of the grant date, the Monte Carlo simulation value for all executives was $47.09.

Other Compensation
Christmas Bonus
In 2021 each of our NEOs received a Christmas bonus, except for Mr. Viglianco who, due to his employment start date (June 2021) was not eligible to receive it. As a general rule, Puerto Rico law requires companies to pay employees who worked more than 700 hours during a 12-month period, from October 1st of the prior year to September 30th of the year in which the Christmas bonus will be paid, an amount not less than $600 as a Christmas bonus, which must be paid on or before the 15th day of December of the applicable year. In 2021 our practice was to pay a Christmas bonus to employees in Puerto Rico in an amount equivalent to approximately 4.17% of the employee’s base salary for employees hired before October 29, 2012 and 3.00% of the employee’s base salary for employees hired after this date.
Benefits and Perquisites
Our NEOs participate in the same benefit programs as the rest of our general employee population. These benefits may include health insurance coverage, short- and long-term disability insurance, and life insurance, among others. In addition, in order to better enable us to attract, retain and motivate employees in key positions, we provide limited perquisites to our NEOs to assist them in carrying out their duties and increasing productivity. We believe these perquisites, which do not constitute a significant portion of our NEOs’ total compensation package, are reasonable, customary with local practice and consistent with our overall compensation philosophy. These perquisites may include: (i) the use of Company-owned automobiles, (ii) club membership fees for certain of our NEOs, (iii) entertainment tickets and tickets to Company-sponsored events for NEOs and a guest, (iv) corporate gifts under $200, (v) executive concierge services as part of the NEOs’ health insurance coverage, (vi) Company matched donations made by NEOs to approved organizations under the Evertec Executive Fund Matching Program, (vii) executive leadership training programs, and (x) executive assistance for personal matters which may represent no more than 15% of the NEO’s executive assistant’s time, if applicable, for which there is no incremental cost to the Company. Since October 2021, there has been an incremental cost for the Company of $2,400 annually, per NEO, in relation to the executive concierge services as part of the NEOs’ health insurance coverage.
Our NEOs, as well as all other Evertec Group employees, were eligible to participate in the Evertec Group Savings and Investment Plan in 2021. This plan is a tax-qualified retirement savings plan (similar to a 401(k) plan) to which all of our Puerto Rico employees were able to contribute up to $15,000 in 2021 on a pre-tax basis and up to 10% after-tax of their total annual compensation. We match 50% of the employee
Evertec, Inc. 2022 Proxy Statement     32

contributions up to 3% of base salary. All matching contributions to the Evertec Group Savings and Investment Plan vest 20% each year over a five-year period.

Tax Deductibility of Executive Compensation
All of our NEOs are residents of Puerto Rico. The Compensation Committee intends that all applicable compensation payable to NEOs be deductible for income tax purposes. The Puerto Rico Internal Revenue Code of 2011, as amended, does not provide a limitation for compensation; as a result, the compensation paid to Puerto Rico residents is deductible for Puerto Rico income tax purposes only.

Stock Ownership Guidelines
The Stock Ownership Guidelines for directors, NEOs and certain other key employees of the Company, as adopted by our Compensation Committee, were established to align the financial interest of the directors and certain officers of the Company with those of the Company’s stockholders. The guidelines provide for ownership levels to be based on the fair market value of the Company’s common stock. Furthermore, the Compensation Committee believes that the investment community values stock ownership by the Company’s directors and NEOs and that share ownership demonstrates a commitment to and belief in the long-term profitability of the Company. Our NEOs, other key officers and directors are generally subject to the following ownership guidelines:

Designated Owner	Ownership Level*
Non-Employee Independent Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary
*The designated owner has 5 years to achieve his or her applicable ownership level. If the designated owner becomes subject to a greater ownership amount due to promotion or an increase in base salary or cash retainer in the case of non-employee independent directors, the designated owner is expected to meet the new ownership level required within the later of the remaining term of the original 5-year period or 3 years from the effective date of such promotion or salary or cash retainer increase.

Anti-Pledging and Anti-Hedging Policies
Pursuant to our Insider Trading Policy and related procedures, none of our directors, executives or employees may engage in speculative transactions in Evertec securities and other transactions that may otherwise give the appearance of impropriety, including pledging Evertec securities as margin call or as collateral for a loan. Speculative transactions include engaging in any transaction in which they profit from short-term movements (i.e., the sale of a stock that an investor does not own or a sale which is consummated by the delivery of a stock borrowed by, or for the account of, the investor), either increases or decreases, in the price of Evertec securities. Furthermore, all directors, executives and employees are prohibited from purchasing financial instruments, including variable forward contracts, puts, calls, equity swaps, collars and exchange funds, designed to hedge or offset any decrease in market value of Evertec securities held by such director, executive or employee. Any exception only with respect to the prohibition of pledging Evertec securities as collateral for a loan (not including margin debt) must be pre-cleared by the Company prior to the execution of documents evidencing the proposed pledge, subject to the director, executive or employee clearly demonstrating the financial capacity to repay the loan without resort to the pledged securities.

Clawback Policy
We have in place a Clawback Policy that intends to encourage sound financial reporting and increase individual accountability. The policy is administered by the Compensation Committee and it applies to all short or long-term cash incentives and bonuses, stock options, equity or equity-based awards, whether performance-based or service based, including without limitation RSUs, and other incentive compensation.
All (i) officers (as defined by Section 16 of the Exchange Act), (ii) executive vice-presidents, and (iii) any other designated employee of the Company that the Compensation Committee designates are considered “covered officers” under the Clawback Policy (as defined therein). If a Triggering Event (as defined in the Clawback Policy) occurs with respect to a covered officer, the Compensation Committee may seek to require the forfeiture or repayment of the full or partial award, vesting or amount of any Incentive Compensation (as defined in the Clawback Policy), whether vested or unvested and including gains on equity. The clawback will apply where such award was granted, vesting occurred or amount was paid, as applicable, within the three years prior to the occurrence of the Triggering Event. The forfeiture or recoupment from the covered officer may come from, or take the form of, any of
33   Evertec, Inc. 2022 Proxy Statement

the following, as determined by the Compensation Committee in its sole discretion: (i) prior Incentive Compensation payments, (ii) future Incentive Compensation payments, (iii) cancellation of outstanding equity awards, (iv) future equity awards, and/or (v) direct repayment. Triggering Events under the policy include:
•material noncompliance with financial reporting requirements, resulting in the necessity to produce an accounting restatement, excluding such situations occurring as a result of a change in accounting principles;
•violations of any of the Company’s material policies resulting in demonstrable material injury, damage, or loss to the Company; and
•acts that constitute fraud resulting in demonstrable material injury, damage, or loss to the Company.

Compensation Risk Assessment
We believe our approach to establishing goals and objectives and setting targets with payouts at multiple levels of performance, combined with the evaluation of performance results, assists in mitigating excessive risk-taking that could harm the Company’s value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices.
Furthermore, F.W. Cook, our independent compensation consultant, is aware of the potential risks in compensation programs and assisted with the implementation of the following plan design features of the Company’s cash and equity incentive programs for our executives that reduce the likelihood of excessive risk-taking:
•balanced mix of incentives:
✓cash and equity
✓annual and long-term
✓time-based and performance-based (revenue, earnings, and TSR) metrics
•maximum payout levels for annual cash incentive for 2021 were capped at 150% of our executives’ base salary
•maximum payout levels for performance-based RSUs granted in 2021 were capped at 250% of target
•equity awards are subject to multi-year vesting
•compliance and ethical behaviors are integral factors considered in all performance assessments
•executive and senior officers are subject to the Company’s Stock Ownership Guidelines and Clawback Policy, which is a significant risk mitigator
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

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Summary Compensation
The following table summarizes the total compensation of each of our NEOs for services rendered during 2021, 2020 and 2019, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Morgan M. Schuessler, Jr. President and CEO	2021	751,100	22,866	5,250,000	1,355,384	118,829	7,498,179
	2020	712,923	22,200	3,600,000	945,638	37,485	5,318,246
	2019	700,000	21,000	3,000,000	798,090	32,953	4,552,043
Joaquín A. Castrillo Executive Vice President, CFO and Treasurer	2021	380,625	16,094	1,424,000	412,110	49,979	2,282,808
	2020	341,154	15,625	1,000,000	287,525	27,624	1,671,928
	2019	305,000	13,542	600,000	277,906	28,632	1,225,080
Guillermo Rospigliosi Executive Vice President and Chief Product and Innovation Officer	2021	365,400	11,124	1,214,000	376,038	28,664	1,995,226
	2020	339,692	10,800	750,000	268,144	4,559	1,373,195
	2019	330,000	9,900	525,000	276,191	7,881	1,148,972
Diego Viglianco* Executive Vice President and COO	2021	184,039	—	856,039 (4)	334,662	127,982	1,502,722
Miguel Vizcarrondo Executive Vice President and Chief Commercial Officer for Puerto Rico and the Caribbean	2021	365,400	15,450	1,214,000	376,038	15,197	1,986,085
	2020	339,692	15,000	750,000	286,325	13,754	1,404,771
	2019	319,500	13,750	525,000	278,406	23,967	1,160,623
*We have excluded compensation for Mr. Viglianco for 2020 and 2019, as he was first employed by the Company on 2021.
(1)Consists of the Christmas bonuses paid in 2019, 2020 and 2021. As previously discussed, pursuant to Puerto Rico law, Mr. Viglianco was not eligible to receive a Christmas bonus in 2021. For more information, please refer to the “Elements of Compensation—Other Compensation” section of this CD&A.
(2)Aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of awards, refer to Note 16 of the Audited Consolidated Financial Statements included in the Company’s Annual Report. The value of the awards for each NEO assuming the highest level of performance achieved was as follows, as of the grant date:

Name	Highest Level of Performance Achieved per Year by Each NEO
	Year 2021 ($)	Year 2020 ($)	Year 2019 ($)
Morgan M. Schuessler, Jr.	10,368,750	7,110,000	5,925,000
Joaquín A. Castrillo	2,705,600	1,900,000	1,140,000
Guillermo Rospigliosi	2,306,600	1,425,000	997,500
Diego Viglianco	1,401,474	—	—
Miguel Vizcarrondo	2,306,600	1,425,000	997,500
(3)Amounts reported in this column reflect for each NEO (i) the sum of the incremental cost to the Company of all perquisites and other personal benefits and (ii) the matching contribution amounts made as part of the Evertec Group Savings and Investment Plan. All other compensation for 2021 is detailed below:

Name	Car ($)(a)	Club Membership ($)	Matching Contributions in Savings and Investment Plan ($)	Other Payments ($)(b)	Total ($)
Morgan M. Schuessler, Jr.	20,962	9,259	4,350	84,258	118,829
Joaquín A. Castrillo	14,000	9,259	4,350	22,370	49,979
Guillermo Rospigliosi	—	—	4,350	24,314	28,664
Diego Viglianco	—	—	1,142	126,840	127,982
Miguel Vizcarrondo	—	4,800	4,350	6,047	15,197
(a)Annual car-value straight-line depreciation as recognized in the Company’s financial statements.
(b)We determined the incremental cost to us for these benefits based on the actual costs or charges incurred. Includes (i) for all NEOs, items such as entertainment tickets and tickets to Company-sponsored events for NEOs and a guest, and corporate gifts; (ii) for Messrs. Schuessler, Castrillo and Rospigliosi, matching donations made by each NEO to approved organizations under the Evertec Executive Fund Matching Program, and executive leadership training program expenses in the amounts of $69,000, $18,000 and $18,000, respectively; and (iii) for Mr. Viglianco: (x) $81,250 paid under a professional services agreement executed between Mr. Viglianco and the Company in March 2021, prior to his appointment as Executive Vice President and COO; (y) a reimbursement of $30,000 for relocation expenses from Argentina to Puerto Rico (the “Relocation Expense”); and (z) $15,090 to cover expenses related to the process of obtaining his U.S. employment-based immigrant visa. To calculate Mr. Viglianco’s fees paid under his professional services agreement we considered the then average market fees applicable to the services provided; and to calculate the Relocation Expense, we calculated the cost of air travel from Argentina to Puerto Rico for Mr. Viglianco and his family, one month of house rent, and private auto rental expenses for use upon arrival in Puerto Rico.

(4)Includes a recruitment grant valued at $250,000 in connection with Mr. Viglianco’s appointment as Executive Vice President and COO.
35   Evertec, Inc. 2022 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth certain information for plan-based awards granted to each of our NEOs for the fiscal year ended December 31, 2021.

Name	Grant Type	Board Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			Grant date fair value of stock awards ($)
		(dates in 2021)		Threshold(2)	Target	Maximum	Threshold	Target	Maximum
Morgan M. Schuessler, Jr.
	Cash Incentive			428,738	952,750	1,429,125
	Time-based RSUs	February 18	March 2					50,999		1,837,500
	Performance-based RSUs						38,010	84,467	211,167	3,412,500
Joaquín A. Castrillo
	Cash Incentive			130,359	289,688	434,531
	Time-based RSUs	February 18	March 2					15,809		569,600
	Performance-based RSUs						9,517	21,148	52,870	854,400
Guillermo Rospigliosi
	Cash Incentive			104,288	278,100	417,150
	Time-based RSUs	February 18	March 2					13,477		485,600
	Performance-based RSUs						8,113	18,029	45,072	728,400
Diego Viglianco
	Cash Incentive			92,813	247,500	371,250
	Time-based RSUs (Recruitment)	April 22	June 7					5,652		250,000
	Time-based RSUs							5,861		242,416
	Performance-based RSUs						3,528	7,841	19,602	363,623
Miguel Vizcarrondo
	Cash Incentive			27,810	278,100	417,150
	Time-based RSUs	February 18	March 2					13,477		485,600
	Performance-based RSUs						8,113	18,029	45,072	728,400
(1)Reflects cash incentive opportunities under the Company’s annual cash incentive plan. The cash incentive opportunities are based on a corporate component, individual component and a business metric, as applicable. The actual cash incentive payouts for 2021 are discussed in the “Elements of Compensation—Annual Cash Incentive” section of this CD&A.
(2)This column reflects the amount payable if (a) the threshold targets for the corporate component are met and (b) the NEO achieves the threshold individual performance rating required to receive the corporate component, as discussed in the “Elements of Compensation—Annual Cash Incentive” section of this CD&A.
(3)Reflects (a) for all NEOs, time-based RSUs granted under the 2021 awards, which vest in three equal installments on March 2, 2022, 2023 and 2024 (in each case subject to continued employment through the vesting date), and the performance-based RSUs granted under the 2021 awards which will vest on March 2, 2024; and (b) for Mr. Viglianco, time-based RSUs granted on June 7, 2021 for recruitment purposes in connection with his appointment as Executive Vice President and COO.
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Outstanding Equity Awards at Fiscal Year End
The table below sets forth the outstanding equity awards for our NEOs as of December 31, 2021. None of our NEOs had any outstanding options awards.

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Morgan M. Schuessler, Jr.	90,304	4,513,394	238,932	11,941,821
Joaquín A. Castrillo	27,228	1,360,855	56,549	2,826,319
Guillermo Rospigliosi	22,381	1,118,602	46,933	2,345,711
Diego Viglianco	11,513	575,420	11,762	587,865
Miguel Vizcarrondo	22,381	1,118,602	46,933	2,345,711
(1)Includes time-based RSUs still subject to a time-based service period, as follows:

Name	Time-based RSUs
	Grant Date: February 22, 2019(a) (#)	Grant Date: February 27, 2020(b) (#)	Grant Date: March 2, 2021(c) (#)	Grant Date: June 7, 2021 (#)(d)	Total (#)
Morgan M. Schuessler, Jr.	11,925	27,380	50,999	—	90,304
Joaquín A. Castrillo	2,727	8,692	15,809	—	27,228
Guillermo Rospigliosi	2,385	6,519	13,477	—	22,381
Diego Viglianco	—	—	—	11,513	11,513
Miguel Vizcarrondo	2,385	6,519	13,477	—	22,381
(a)As of December 31, 2021, this award had one pending vesting scheduled for February 22, 2022.
(b)As of December 31, 2021, this award was scheduled to vest in two substantially equal installments on February 27, 2022, and February 27, 2023, respectively.
(c)As of December 31, 2021, this award was scheduled to vest in three substantially equal installments on March 2, 2022, March 2, 2023, and March 2, 2024.
(d)Mr. Viglianco's time-based awards consists of (i) 5,861 RSUs scheduled to vest in substantially equal installments on March 2, 2022, March 2, 2023 and March 2, 2024, respectively, and (ii) 5,652 RSUs that vest on June 7, 2024.
(2)Based on the closing price of the common stock on December 31, 2021 of $49.98.
(3)Includes performance-based RSUs, for which the measurement of performance metric targets was still pending as of December 31, 2021, as follows:

Name	Performance-based RSUs
	Grant Date: February 22, 2019(d) (#)	Grant Date: February 27, 2020(e) (#)	Grant Date: March 2, 2021(f) (#)	Total (#)
Morgan M. Schuessler, Jr.	55,008	57,223	126,701	238,932
Joaquín A. Castrillo	10,154	14,672	31,722	56,548
Guillermo Rospigliosi	8,885	11,004	27,044	46,933
Diego Viglianco	—	—	11,762	11,762
Miguel Vizcarrondo	8,885	11,004	27,044	46,933
(e)Represents performance-based RSUs vesting on February 22, 2022 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).
(f)Represents performance-based RSUs vesting on February 27, 2023 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).
(g)Represents performance-based RSUs vesting on March 2, 2024 for which the one-year Adjusted EBITDA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).

37   Evertec, Inc. 2022 Proxy Statement

Stock Vested
Stock awards vested during fiscal year ended December 31, 2021 are as follows:

Name(1)	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Morgan M. Schuessler, Jr.	299,473	11,071,517
Joaquín A. Castrillo	8,716	322,231
Guillermo Rospigliosi	5,644	208,659
Diego Viglianco	—	—
Miguel Vizcarrondo	47,380	1,751,639
(1)None of our NEOs held or exercised stock options during 2021.
(2)Value represents the number of shares that vested during 2021 multiplied by the closing market value of our common stock on the applicable vesting dates.

Employment Agreements
CEO Employment Agreement as of December 31, 2021
As of December 31, 2021, the only NEO who had an employment agreement with the Company was Mr. Schuessler. Mr. Schuessler’s Employment Agreement, executed on November 8, 2018 (the “Employment Agreement”), among other things, extended his employment period, increased his base salary, and addressed matters related to acceleration of long-term incentive awards as described below, superseding any section in his RSU award agreements regarding the treatment of RSUs upon termination in the event of any inconsistency.
The term of the Employment Agreement automatically renews for successive one-year periods on each January 1 thereafter unless either party gives notice of non-renewal at least 180 calendar days in advance of the renewal date. Mr. Schuessler’s Employment Agreement also contains certain non-competition and non-solicitation covenants for the benefit of Evertec Group during Mr. Schuessler’s employment and for one-year period following the termination of his employment, certain covenants relating to the protection of Evertec Group’s confidential information and intellectual property, and a mutual non-disparagement covenant.
Mr. Schuessler’s compensation under his Employment Agreement includes: (i) an annual base salary of no less than $700,000, subject to annual review by the Board or committee thereof; (ii) eligibility for annual cash incentive awards of up to 100% of his base salary, pursuant to the terms and conditions set forth in the Company’s Annual Performance Incentive Guidelines; (iii) a Christmas bonus in an amount equal to 3% of his base salary; (iv) participation in employee benefit plans, policies and practices; (v) life insurance, short term disability insurance and long-term disability insurance benefits; (vi) car and car insurance benefits; (vii) reimbursement of up to $10,000 in club membership fees annually; and (viii) four weeks of paid vacation annually. For more details about the Employment Agreement, please refer to the Company’s current report on Form 8-K filed on November 9, 2018.
CEO Amended and Restated Employment Agreement
On February 24, 2022, Mr. Schuessler and the Company entered into an Amended and Restated Employment Agreement (the “A&R Employment Agreement”). Under the A&R Employment Agreement, Mr. Schuessler’s employment term was extended thru December 31, 2024, and shall automatically renew for successive one-year period on each January 1 thereafter unless either party gives notice of non-renewal at least 90 calendar days in advance of the renewal date. Mr. Schuessler’s annual base salary was increased to no less than $762,200, and he is now eligible to receive annual cash incentive awards of up to 125% of his base salary, pursuant to the terms and conditions set forth in the Company’s Annual Performance Incentive Guidelines. Pursuant to the A&R Employment Agreement, Mr. Schuessler will also receive reimbursement of up to $15,000 in club membership fees annually. Except as described herein, Mr. Schuessler’s other employment benefits remain the same under the A&R Employment Agreement. For more details about Mr. Schuessler’s A&R Employment Agreement, please refer to the Company’s current report on Form 8-K filed on February 24, 2022.
Other NEOs
None of our other NEOs currently have employment agreements.

Evertec, Inc. 2022 Proxy Statement     38

Severance Policy
Each of our NEOs, except for Mr. Schuessler, is a party to the Evertec Group, LLC Severance Policy (the “Severance Policy”) pursuant to which, among other things, each such NEO is entitled to certain severance benefits upon termination of employment. The Severance Policy restricts the participating NEOs from: (i) competing with Evertec Group, its successors, assigns, subsidiaries or affiliates within a 10-mile perimeter of where they are engaged in or have conducted business in Puerto Rico or any other country with respect to which the Company has conducted business during the twelve consecutive month period ending on the termination of employment; (ii) for twelve months following termination soliciting employees, customers or other business relations of Evertec Group, its successors, assigns, subsidiaries or affiliates; (iii) disparaging Evertec Group, its successors, assigns, subsidiaries or affiliates, at any time following termination; and (iv) disclosing confidential information at any time during his employment or after termination.

The Severance Policy defines:
“Cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (iv) breach of any material terms of any agreement between Evertec Group and Executive which results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (v) continued willful failure to substantially perform his or her reasonable and proper duties; (vi) failure to live in the location approved by the Compensation Committee as the executive’s primary residency, provided that the Compensation Committee may not unilaterally change the primary residence location after the initial residence determination; or (vii) violation of Evertec Group’s “Code of Ethics” or other written Evertec Group’s policy which is materially injurious to Evertec Group.
“Good Reason”—as the occurrence of any one or more of the following without the executive’s express written consent: (i) a material reduction in executive’s base salary; provided that any such material reduction shall not constitute Good Reason if the material reduction is part of a collective reduction applied consistently by Evertec Group to all executives and that does not reduce such executive’s base salary by more than 10%; (ii) a material adverse change to, or a material reduction of, executive’s duties and responsibilities to Evertec Group; or (iii) any other action or inaction by Evertec Group (or any successor) that constitutes a material breach by Evertec Group of the terms and conditions of the Severance Policy. The affected NEO must provide Evertec Group written notice of the occurrence of any of these “Good Reason” events within 30 days of his or her knowledge of the event, and 30 days to cure the event.
The Severance Policy definitions of “Cause” and “Good Reason” will be used in the “Potential Payments Upon Termination of Employment,” “Potential Payments Upon Change in Control,” and “Payments Upon Termination or a
39   Evertec, Inc. 2022 Proxy Statement

Change in Control” sections below, as applicable to each of our NEOs, except for Mr. Schuessler who, as previously mentioned, is not a party to the Severance Policy.
All severance benefits under the Severance Policy are subject to the applicable NEO executing and not revoking a release of claims agreement. For more details of the Severance Policy, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Potential Payments upon Termination of Employment
For our President and CEO
The potential severance payments upon termination of employment for Mr. Schuessler are established in his Employment Agreement. If Evertec does not renew the term of his Employment Agreement and Mr. Schuessler remains employed by the Company through the last day of the employment period that expires, Mr. Schuessler shall be entitled to a lump sum payment equal to the greater of one time his base salary and the amounts otherwise due to him under applicable law. If the Employment Agreement is terminated by Evertec without “cause” or by Mr. Schuessler for “good reason” (each as defined in the Employment Agreement), he shall be entitled to (i) the unpaid cash incentive for any fiscal year ended prior to the year in which the date of termination occurs, provided Mr. Schuessler was employed on the last day of such fiscal year, and (ii) in cash, severance in an amount equal to twice the sum of Mr. Schuessler’s annual base salary plus his target cash incentive for the year in which he is terminated. The severance payments described herein shall be collectively known as the “CEO Severance Payment”.
Mr. Schuessler’s Employment Agreement also provides that if there is a termination due to Evertec Group’s non-renewal of the term of the Employment Agreement, or by Evertec without “cause” (as defined below) or by Mr. Schuessler for “good reason” (as defined below), and the date of termination occurs prior to a Change in Control (as the term is defined below) or more than two years after a Change in Control, then:
(i) any then-unvested time-based long-term incentive award(s) shall be prorated as of the date of termination (unless the applicable award agreement provides for full vesting as of the date of termination in which case the award agreement provision shall apply) and such prorated award(s) shall become fully vested as of the date of termination (and the remaining non-prorated portion of the unvested time-based long-term incentive award(s) shall be forfeited as of the date of termination); and
(ii) any then-unvested performance-based long-term incentive award(s) shall be prorated as of the date of termination and such prorated portion of the award(s) shall remain outstanding and eligible to vest based on the actual level of performance achieved for the applicable performance period (and the remaining non-prorated portion of the unvested performance-based long-term incentive award(s) shall be forfeited as of the date of termination).
Mr. Schuessler would be required to sign a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these benefits.
Mr. Schuessler’s Employment Agreement defines:
“Cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in material harm to the Company’s business or reputation; (iv) breach of any material terms of the executive’s employment, or Employment Agreement, which results or could reasonably be expected to result in material harm to the Company’s business or reputation; (v) continued willful failure to substantially perform reasonable and proper duties as President and CEO; (vi) failure to live and work in Puerto Rico except as specifically permitted under the Employment Agreement; or (vii) violation of the Company’s Code of Ethics or other written Company policy which is materially injurious to the Company. The Employment Agreement requires prior written notice by the Board stating the basis for such termination and provides Mr. Schuessler with a period of 30 calendar days to cure the event, to the extent curable.
“Good Reason”—as (i) any material failure of the Company to fulfill its obligations under his Employment Agreement; (ii) executive no longer reports directly and exclusively to the board of directors of a publicly traded company, where the common stock of such company is registered for sale pursuant to the Exchange Act; and where all of the officers and employees of such company report directly or indirectly to the executive; or (iii) the failure of any successor (whether by sale, reorganization, consolidation, merger or other corporate transaction which constitutes a Change in Control to assume his Employment Agreement, whether in writing or by operation of law. Mr. Schuessler must provide Evertec Group written notice of the occurrence of any of these “good
Evertec, Inc. 2022 Proxy Statement     40

reason” events within 30 days of his knowledge of the event and provide Evertec Group with 30 days to cure the event.
Pursuant to Mr. Schuessler’s A&R Employment Agreement, which became effective on February 24, 2022, the potential severance payments upon termination of employment were amended and restated. For more information on the potential severance payment provisions under the A&R Employment Agreement, please refer to the Company’s current report on Form 8-K filed on February 24, 2022.
For our Other NEOs
Regarding our other NEOs employed by the Company as of December 31, 2021 their potential payments upon termination of employment are established in the Severance Policy. The Severance Policy establishes that in the event a covered NEO’s employment with the Company is terminated by us without Cause or by the NEO for Good Reason other than within twenty-four months immediately following a Change in Control, that the NEO will be eligible for:

a lump sum severance payment equal to the NEO’s then-current annual base salary;
a pro rata annual bonus calculated based on actual performance for the year in which the employment termination occurs;
any earned but unpaid annual bonus relating to any fiscal year ending prior to the date on which the employment termination occurs; and

subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for such coverage immediately prior to termination.

Since 2019 the RSU award agreements for our NEOs establish that, subject to the execution of a separation agreement and general release of all claims against the Company and its affiliates, upon termination of employment without Cause or by them for Good Reason (as defined in the Severance Policy):
•unvested RSUs that are time-based shall vest on a pro-rata basis as of the termination date and the termination date shall be deemed to be the vesting date under the RSU agreement; and
•unvested RSUs that are performance-based shall vest and be settled following the end of the performance period based on actual performance determined at the end of the performance period on a pro-rata basis.
The above-mentioned provisions for RSU award agreements since 2019 are not applicable to Mr. Schuessler; the treatment of incentive awards for Mr. Schuessler upon termination are governed by his Employment Agreement.

Potential Payments upon Change in Control
For our President and CEO
Pursuant to both the Employment Agreement and the Severance Policy, the term “Change in Control” shall have the meaning set forth in the 2013 Plan. If Mr. Schuessler is terminated due to Evertec Group’s non-renewal of the term of the Employment Agreement, or by Evertec Group without Cause or by Mr. Schuessler for Good Reason, and the date of termination occurs within two years following a Change in Control, then Mr. Schuessler would be entitled the applicable CEO Severance Payment and the following:
(i) any then unvested time-based long-term incentive award(s) shall become fully vested as of the date of termination; and
(ii) any then unvested performance-based long-term incentive award(s) shall become fully vested as of the date of termination (a) based on actual level of performance achieved as of the Change in Control (to the extent the performance period with respect to the relevant goal was completed as of the Change in Control date) and (b) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date).
Mr. Schuessler would be required to sign and not revoke a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these payments. Pursuant to Mr. Schuessler’s A&R Employment Agreement, which became effective on February 24, 2022, the potential payments upon change in control were amended and restated. For more information on the potential severance payment
41   Evertec, Inc. 2022 Proxy Statement

provisions under the A&R Employment Agreement, please refer to the Company’s report on Form 8-K filed on February 24, 2022.
For our Other NEOs
The Severance Policy establishes that in the event a covered NEO’s employment with the Company is terminated by us without Cause or by the NEO for Good Reason within twenty-four months immediately following a Change in Control a NEO will be eligible to receive: (i) a lump sum severance payment in an aggregate amount equal to two times the sum of the NEO’s then-current annual base salary (or annual base salary in effect immediately prior to the “change in control,” if higher) and then-current annual target bonus opportunity (or annual target bonus opportunity in effect for the year immediately prior to the year in which the employment termination occurs, if higher), (ii) a pro rata annual bonus calculated at target for the year in which the employment termination occurs, (iii) any earned but unpaid annual bonus relating to the fiscal year immediately preceding the year in which the employment termination occurs, and (iv) subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for eighteen months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination.

a lump sum severance payment in an aggregate amount equal to two times the sum of the NEO’s then-current annual base salary (or annual base salary in effect immediately prior to the “change in control,” if higher) and then-current annual target bonus opportunity (or annual target bonus opportunity in effect for the year immediately prior to the year in which the employment termination occurs, if higher);

a pro rata annual bonus calculated at target for the year in which the employment termination occurs;
any earned but unpaid annual bonus relating to the fiscal year immediately preceding the year in which the employment termination occurs; and

subject to such NEO’s timely election of COBRA coverage and continued copayment of applicable premiums, continued payment by Evertec Group of health insurance coverage for eighteen months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination.

In the event that the NEO’s employment is terminated pursuant to a Qualifying Termination (as defined below) within twenty-four months following a Change in Control, the RSU agreements since 2019 indicate that:
•unvested RSUs that are time-based shall become fully vested and the termination date shall be deemed to be the vesting date under the RSU agreement; and
•unvested RSUs that are performance-based shall become fully vested upon the Qualifying Termination (as the term is defined below) (x) based on the actual level of performance achieved as of the change in control (to the extent the performance period with respect to the relevant goal was completed as of the change in control date) and (y) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date) and the termination date shall be deemed to be the vesting date under the RSU agreements. The RSU agreements provide that the Company, in its sole discretion, will determine when a component of an unearned performance award is valued based on actual performance and when a separate component is valued based on target performance.
Per the Severance Policy, a “Qualifying Termination” means a termination of employment under the following circumstances: (i) an involuntary termination of the executive’s employment by the Company for reasons other than cause, death, or disability pursuant to a notice of termination delivered to the executive by the Company, or (ii) a voluntary termination by the executive for Good Reason pursuant to a notice of termination delivered to the Board or the Company, as applicable, by the executive.

Evertec, Inc. 2022 Proxy Statement     42

Payments Upon Termination or a Change in Control
The following table sets forth the potential post-employment payments described above for each NEO as of December 31, 2021. The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or a change in control occurred on December 31, 2021.

Name Triggering Event	Severance Payment ($)(1)	Accelerated Vesting of RSUs ($)(2)(3)	Performance-Based RSUs Capable of Vesting ($)(2)(4)	Payment of Health Insurance ($)(5)	Total ($)
Morgan M. Schuessler, Jr.
Resignation with “Good Reason” / Termination without “Cause”	3,429,900	2,107,212	6,103,376	—	11,640,488
Change in Control and “Good Reason” / Termination without “Cause”	3,429,900	20,435,800	—	—	23,865,700
Joaquín A. Castrillo
Resignation with “Good Reason” / Termination without “Cause”	798,360	613,688	1,367,891	23,220	2,803,159
Change in Control and “Good Reason” / Termination without “Cause”	1,641,564	5,129,289	—	23,220	6,794,073
Guillermo Rospigliosi
Resignation with “Good Reason” / Termination without “Cause”	746,838	498,798	1,130,959	23,220	2,399,815
Change in Control and “Good Reason” / Termination without “Cause”	1,575,900	4,246,216	—	23,220	5,845,336
Diego Viglianco
Resignation with “Good Reason” / Termination without “Cause”	664,662	114,773	94,817	23,220	897,472
Change in Control and “Good Reason” / Termination without “Cause”	1,402,500	1,483,456	—	23,220	2,909,176
Miguel Vizcarrondo
Resignation with “Good Reason” / Termination without “Cause”	746,838	498,798	1,130,959	23,220	2,399,815
Change in control and “Good Reason” / Termination without “Cause”	1,575,900	4,246,216	—	23,220	5,845,336
(1)Severance payment amounts for Mr. Schuessler are calculated pursuant to his Employment Agreement. Severance payment amounts for the other NEOs are calculated pursuant to the Severance Policy.
(2)Based on the closing price of the common stock on December 31, 2021 of $49.98.
(3)Time-based RSUs and performance-based RSUs with accelerated vesting upon Change in Control.
(4)Performance-based RSUs capable of vesting at the end of the performance period, calculated using the relative TSR modifier at the Threshold Level.
(5)Pursuant to the Severance Policy, participating NEOs are entitled to, subject to timely election of COBRA coverage and continued co-payment of applicable premiums, continued payment of health insurance coverage for 18 months following termination to the same extent the Company paid for such coverage immediately prior to termination. Mr. Schuessler is our only NEO who is not a party to the Severance Policy.

Compensation Committee Interlocks and Insider Participation
Other than Mr. Schuessler, who currently serves as our President and CEO, none of our directors acted as officers or employees of the Company during 2021. Furthermore, none of our directors had any relationships that required disclosure by us under SEC rules related to certain relationships and related party transactions.
During 2021 none of our executive officers served as a member of the compensation committee of another entity, any of whose executive officers served on our Compensation Committee or Board, and none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

Pension Benefits and Non-Qualified Deferred Compensation
We do not provide defined benefit pension benefits or non-qualified deferred compensation to our NEOs.
43   Evertec, Inc. 2022 Proxy Statement

Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.
THE COMPENSATION COMMITTEE Frank G. D’Angelo, Chairman Kelly Barrett Aldo J. Polak Brian J. Smith
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CEO Pay Ratio

Overview
The SEC requires that U.S. publicly-traded companies disclose the ratio of their chief executive officer’s compensation to that of their median employee. The table below sets forth the following:
(i) the 2021 total annual compensation of Mr. Schuessler, as shown in the Summary Compensation Table (the “2021 CEO Compensation”),
(ii) the total annual compensation of our median employee in 2021 (the “2021 Median Employee Compensation”), and
(iii) the ratio comparing the 2021 CEO Compensation to the 2021 Median Employee Compensation (the “CEO Pay Ratio”):

CEO Pay Ratio
2021 CEO Compensation	$7,498,179
2021 Median Employee Compensation	$29,179
CEO Pay Ratio	257:1
The 2021 CEO Compensation and the 2021 Median Employee Compensation were determined using the same methodology that we used to determine our NEO’s annual total compensation for the Summary Compensation Table. To identify the median employee as of December 31, 2021, we used a consistently applied compensation measure which considered: base salary, applicable statutory bonuses, stock awards, annual cash incentive, and other compensation elements, such as the Company matching employee contributions toward the savings and retirement plans.
Our Compensation practices and programs ensure compensation programs are fair and equitable and are aligned with our business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

45   Evertec, Inc. 2022 Proxy Statement

PROPOSAL 3
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

Overview
The Audit Committee intends to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Neither the Charter nor our Bylaws require that our stockholders ratify the appointment of Deloitte as the Company’s independent auditors. However, the Board is submitting the selection of Deloitte to the Company’s stockholders for ratification as a matter of good corporate governance and practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if they determine that such change would be in the best interests of the Company and its stockholders.
The audit reports of Deloitte on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Deloitte audited the consolidated financial statements as of and for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K and, as part of the audit, has issued a report, included as part of Item 8 therein, on the effectiveness of our internal control over financial reporting as of December 31, 2021.
It is expected that representatives of Deloitte will attend our Annual Meeting, during which they will have the opportunity to make a statement, if they so desire, and be available to respond to any appropriate questions brought to their attention by stockholders.

Principal Accounting Fees and Services
The following table presents the aggregated fees billed for professional services provided by Deloitte, as the Company’s independent registered public accounting firm, for the fiscal year ending 2021 and 2020, as indicated below.

	Year ended December 31st of
	2021	2020
Audit Fees	$2,193,304	$2,033,362
Audit-Related Fees	$1,817,297	$1,649,596
All Other Fees	$—	$—
Total	$4,010,601	$3,682,958
Audit Fees
This category includes fees and expenses related to the audit of our annual financial statements and the effectiveness of our internal controls over financial reporting. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, reviews of offering documents and registration statements for debt and issuance of related comfort letters, reviews of acquisition and integration accounting in connection with reviews of business combinations, review of required regulatory filings of financial statements of businesses acquired, additional audit work necessary for acquired businesses, and the preparation of any written communications on internal control matters.
Audit-Related Fees
This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
All Other Fees
This category consists of fees for services other than fees for the services listed in the other categories.
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Pre-Approval Policies
Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s Audit Committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy authorizing pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2022.

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Audit Committee Report
In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2021—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and Deloitte, our independent registered public accounting firm for the 2021 fiscal year.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its Management.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or establish procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations of the role and responsibilities of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Alan H. Schumacher, Chairman
Olga Botero
Jorge A. Junquera
Iván Pagán

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Evertec under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Certain Relationships and Related Party Transactions

Policies for Approval of Related Party Transactions
We have a written policy relating to the approval of transactions involving related persons (the “Related Party Transactions”), pursuant to which our Audit Committee will review and, subject to certain exceptions, approve or recommend to our Board for approval, all Related Party Transactions, which include any transactions that we would be required to disclose pursuant to SEC rules.
As set forth in our Related Transactions Policy and the Audit Committee Charter, in the course of its review and approval or ratification of a Related Party Transaction, our Audit Committee will:
•consider the determination of the Company’s Legal and Compliance Division as to whether the Related Party Transaction in a pre-approved Related Party Transaction and complies with applicable legal requirements;
•consider whether the Related Party Transaction would impair the independence of any director;
•satisfy itself that it has been fully informed as to the material facts of (i) the relationship and interest the related person has in the transaction and (ii) the proposed Related Party Transaction; and
•ultimately make its determination taking into consideration factors including whether the Related Party Transaction (i) was made in accordance with applicable rules and regulations, (ii) complies with the restrictions set forth in applicable contractual relationships, such as our debt agreements and the Stockholder Agreement, (iii) is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, and (iv) is in, or not inconsistent with, the best interests of the Company and its stockholders.

Related Party Transactions
Other than compensation arrangements for our directors and NEOs described elsewhere in this Proxy Statement, below in this section you will find Related Party Transactions during our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000, and
•any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities, had or will have a direct or indirect material interest.
The agreements described below were entered into in connection with the Agreement and Plan of Merger, as amended (the “Merger Agreement”), dated as of September 30, 2010, pursuant to which Evertec Group became a wholly-owned subsidiary of Evertec Intermediate Holdings, LLC (formerly Carib Holdings, LLC and Carib Holdings, Inc., hereinafter “Holdings”) and Apollo Management, LLP (“Apollo”) became the owner of approximately 51% of the outstanding voting capital stock of Holdings, with Popular retaining a 49% ownership interest (the “Merger”). Each of the agreements described below were entered into at the closing of the Merger and were the product of extensive arm’s-length negotiations between Apollo and Popular (two unrelated third parties) prior to the consummation of the Merger in which Apollo became the 51%-controlling stockholder of Evertec. Each of these agreements, including the Master Services Agreement, is comparable to those that the Company could have obtained in a transaction with an unrelated third party and is on terms that are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.
In 2021 we received the following recorded revenues as part of our Related Party Transactions:
All amounts are approximates in millions of USD.
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As previously disclosed by the Company in its filings with the SEC, on February 24, 2022 Evertec, Evertec Group and Popular entered into the Asset Purchase Agreement. Upon closing of the Asset Purchase Agreement (a) the Stockholder Agreement will terminate; (b) the (i) Master Services Agreement, (ii) ATH Network Participation Agreement, and (iii) Independent Sales Organization Sponsorship and Services Agreement will be extended, amended and restated; (c) the ATH Support Agreement shall be replaced by a schedule to the amended and restated ATH Network Participation Agreement; and (d) the parties will enter into other Ancillary Agreements, as the term is defined in the Asset Purchase Agreement. As discussed above, Popular or BPPR will pay consideration of $196,600,000 in exchange for the Asset Sale, which will be paid in the form of Evertec common stock currently held by Popular valued at $42.84 per share, and will be subject to certain adjustments. For more information on the Asset Purchase Agreement, the Asset Sale and the Ancillary Agreements, please refer to the Company’s report on Form 8-K filed on February 24, 2022.

Master Services Agreement
We historically provided various processing and IT services to Popular and its subsidiaries pursuant to a master services agreement among us, Popular and certain of Popular’s subsidiaries, as amended (the “Master Services Agreement”).
At the closing of the Merger, we amended and restated the previous form of the Master Services Agreement. As noted above, upon closing of the transactions contemplated by the Asset Purchase Agreement, the Master Services Agreement will be further amended and restated. Under the current Master Services Agreement. Under the Master Services Agreement, Popular and BPPR agreed to, and caused their respective subsidiaries to, receive the services covered by the Master Services Agreement, including certain changes, modifications, enhancements or upgrades to such covered services, on an exclusive basis from us. In exchange for the services, Popular, BPPR and their respective subsidiaries initially pay amounts that are set forth in a price list incorporated into the Master Services Agreement, which is generally based on the historical pricing practices among the parties. The majority of such service fees are adjusted annually to reflect changes in the consumer price index, provided that any such fee adjustment may not exceed 5% per year. The Master Services Agreement provides that it is the intent of the parties to such agreement that the fees we charge to any “banking affiliate” under the Master Services Agreement will be in compliance with applicable laws, and, in order to ensure such compliance, the parties agreed to periodically review such fees to ensure that they represent and remain at levels consistent with the market terms that such banking affiliate would pay to an independent third party for providing similar services. The Master Services Agreement provides that when performing such review, the parties will pay particular attention to any available information on comparable market terms for similar services, and will evaluate and take into consideration the contracting terms and our performance of the services under the Master Services Agreement. The Master Services Agreement defines “banking affiliate” as any banking institution (including its subsidiaries) that is our affiliate for purposes of Section 23A and Section 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board.
In addition, Popular, BPPR and their respective subsidiaries agreed to grant us a right of first refusal to (i) provide our services to support Popular, BPPR and their respective subsidiaries’ implementation of any development, maintenance, enhancement or modification of any services provided by us under the Master Services Agreement, (ii) create or offer certain new services or products that Popular, BPPR or one of their respective subsidiaries determine to offer to their customers or (iii) provide certain core bank processing and credit card processing services that are currently provided by third parties to certain subsidiaries of Popular, if Popular and BPPR and their respective subsidiaries determine to extend or renew these services, which are currently provided by third parties. We agreed to grant Popular, BPPR and their respective subsidiaries a right of first refusal to purchase any new service or product created or developed by us internally or by a third party, unless the service or product was created or developed by, or at the specific request of, a client other than Popular, BPPR and their respective subsidiaries.
We agreed under the Master Services Agreement that we will not compete with Popular, BPPR and their respective subsidiaries in offering, providing or marketing certain payment processing services that are currently offered by Popular, BPPR and their respective subsidiaries to certain identified customers of Popular, BPPR and their respective subsidiaries. Popular, BPPR and their subsidiaries agreed not to hire or solicit any of our employees, subject to customary carve-outs. The Master Services Agreement also contained a non-circumvention covenant, which is intended to prohibit us on the one hand, and Popular, BPPR and their subsidiaries on the other hand, from engaging in certain actions designed or intended to divert customers from the other.
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Except for cases of our gross negligence or willful misconduct, our liability for breach under the Master Services Agreement is limited to the amount paid for such services under the Master Services Agreement, subject to an aggregate annual liability limit of twelve months of payments for the service the liability relates to, provided, however, that such aggregate liability limit does not apply to losses related to breaches of confidentiality nor intellectual property indemnification provisions. Under certain circumstances, breaches with respect to certain services result only in service credits accruing to Popular, BPPR and their respective subsidiaries in lieu of the payment of monetary damages.
The Master Services Agreement provides for a 15-year term which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a “Popular parties change of control” —as defined in the Master Services Agreement—of Popular or BPPR). After the initial term, the Master Services Agreement will renew automatically for successive three-year periods, unless a party gives written notice of non-renewal to the other parties not less than 1 year prior to the relevant renewal date.
The Master Services Agreement provides for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days or (iii) for a prohibited assignment of the Master Services Agreement by the other party. In addition, Popular and BPPR are permitted to terminate the Master Services Agreement up to 30 days following the occurrence of a change of control of Evertec Group (an “Evertec change of control” as defined in the Master Services Agreement), unless (A) the acquirer is identified to Popular and BPPR at least 30 business days prior to the proposed Evertec change of control, (B) neither the acquirer nor any of its affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from Puerto Rico in excess of $50.0 million unless none of them has a physical presence in Puerto Rico that is used to conduct any such business, (C) we (or our successor, as applicable) will be solvent (as defined in the Master Services Agreement) after the proposed Evertec change of control, and (D) following the Evertec change of control, we (or our successor, as applicable) will be capable of providing the services under the Master Services Agreement at the level of service that is required under the Master Services Agreement (the “Popular Termination Condition”).
We agreed to provide certain transition assistance to Popular, BPPR and their respective subsidiaries in connection with (i) the termination of the Master Services Agreement, (ii) the termination of a particular service provided by us under the Master Services Agreement or (iii) a release event under the Technology Agreement (as described below).
For 2021 we recorded revenue of approximately $204.7 million from Popular, BPPR and their respective subsidiaries under the Master Services Agreement. The revenues attributable under the Master Services Agreement are primarily (i) transaction-based fees, which depend on factors such as number of accounts or transactions processed and typically consist of a fee per transaction or item processed, a percentage of dollar volume processed or a fee per account on file, or some combination thereof and (ii) fixed fees per month or based on time and expenses incurred. Individual pricing terms charged to Popular and our other banking clients may vary based on volume and/or to the extent the service provided is customized to fit the particular customer need. As discussed above, the Master Services Agreement was negotiated on an arm’s-length basis by Apollo and Popular in connection with the Merger, is on terms that are comparable to those that the Company could have obtained in a transaction with an unrelated third party, and such terms are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.

Technology Agreement
At the closing of the Merger, Popular and Evertec entered into a Technology Agreement, pursuant to which we deposited certain proprietary software, technology and other assets into escrow. According to the Technology Agreement we must continue to make deposits on a semi-annual basis during the term of the Master Services Agreement and the term of any transition period under the Master Services Agreement. As specified in the Technology Agreement, Popular has the right and option, upon the occurrence of certain release events, to obtain the release of part, and upon the occurrence of other release events, of all of the materials deposited into escrow. Upon the occurrence of any release event, Popular will also have the option to elect to exercise its rights under a license granted by us to Popular to use and otherwise exploit all or any part of the released materials for the term
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(perpetual or term-limited) specified by Popular. We will also negotiate with Popular the fair market value of the rights elected by Popular upon the release of the escrow. Popular is permitted to terminate the Technology Agreement upon the occurrence of a Popular Termination Condition (as applicable to the Technology Agreement). We do not receive an annual revenue under the Technology Agreement.

ATH Network Participation Agreement
We historically provided BPPR access to the ATH network (the “ATH Network”) pursuant to an ATH Network participation agreement between BPPR and us. At the closing of the Merger, we amended and restated the current ATH Network participation agreement (as amended and restated, the “ATH Network Participation Agreement”). Under the ATH Network Participation Agreement, we (i) provide BPPR access to the ATH Network by providing various services, including connecting BPPR’s ATMs to the ATH Network, monitoring BPPR’s ATMs, agreeing to forward transactions from connected terminals to the participant of the ATH Network and settling transactions among ATH Network participants from all POS and ATM terminals on a daily basis (collectively, the “ATH Network Services”) and (ii) grant to BPPR a non-exclusive, non-transferable, limited, royalty free license to use the ATH logo and the ATH word mark and any other trademarks or service marks used by us in connection with the ATH Network (collectively, the “ATH Mark”) within the U.S. territories, Puerto Rico, and any other country where the ATH Mark is registered or subject to registration.
The ATH Network Participation Agreement provides for a 15-year term, which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a change of control—as defined in the ATH Network Participation Agreement—of BPPR). After the initial term, the ATH Network Participation Agreement will renew automatically for successive three-year periods, unless a party gives written notice to the other party not less than 1 year prior to the relevant renewal date. The ATH Network Participation Agreement provides for termination (i) by us if BPPR commits a material breach, which includes, but is not limited to (A) any activities or actions of BPPR which reflect adversely on our business reputation, any participant in the ATH Network or the ATH Network or (B) any breach of the license described above; (ii) by BPPR, if we commit a breach or series of breaches that results in a material adverse effect on BPPR; or (iii) by either party (A) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days or (B) for a prohibited assignment of the ATH Network Participation Agreement by the other party. In addition, BPPR is permitted to terminate the ATH Network Participation Agreement upon the occurrence of a Popular Termination Condition (as applicable to the ATH Network Participation Agreement).
BPPR also agreed to grant us a right of first refusal with respect to any development, maintenance or other technology project related to the ATH Network Services and will agree to exclusively use us to provide the ATH Network Services throughout the term of the ATH Network Participation Agreement. For 2021 we recorded revenue of approximately $40.5 million from BPPR under the ATH Network Participation Agreement.

ATH Support Agreement
We and BPPR entered into the ATH Support Agreement at the closing of the Merger pursuant to which BPPR agreed to support the ATH Mark by (i) supporting, promoting and marketing the ATH Network and brand and debit cards bearing the symbol of the ATH Network, either exclusively or with the symbol of another credit card association and (ii) issuing in each successive twelve month period at least a set minimum number of debit cards exclusively bearing the symbol of the ATH Network (“ATH Debit Cards”). BPPR shall not be deemed to be in breach of the requirement to issue at least a minimum number of ATH Debit Cards under the ATH Support Agreement during any twelve month period if, as a result of factors outside of BPPR’s control, there is a change in demand for debit cards (including a reduction in the demand for ATH Debit Cards ), an increase in demand for debit cards bearing the symbol of the ATH Network and the symbol of another credit card association (“Dual Branded Debit Cards”) or the development of new payment technologies in the market that result in a decrease in demand for debit cards (including a reduction in demand for ATH Debit Cards).
BPPR also agreed not to, and will not create incentives for its or its affiliates’ personnel to, promote, support or market (i) debit cards other than ATH Debit Cards or Dual Branded Debit Cards or (ii) credit cards in a manner targeted to negatively impact the issuance of ATH Debit Cards and Dual Branded Debit Cards. The ATH Support Agreement terminates upon the earlier of 15 years after the date of the closing of the Merger or the termination of the Master Services Agreement.
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BPPR agreed that, during the term of the ATH Support Agreement, it may not directly or indirectly enter into any agreement with another card association to issue Dual Branded Debit Cards without our prior written consent. Under the ATH Support Agreement, if BPPR desires to enter into such an agreement, it will consult with us and provide documentation and other support requested by us to demonstrate that BPPR’s entry into the agreement will have a direct economic benefit to us. We will then be required to make a good faith determination based on such documentation and support whether to consent to BPPR’s entry into the agreement. BPPR is permitted to terminate the ATH Support Agreement upon the occurrence of a Popular Termination Condition (as applicable to the ATH Support Agreement). We do not receive an annual revenue under the ATH Support Agreement.

Independent Sales Organization Sponsorship and Services Agreement
At the closing of the Merger, we amended and restated an interim Independent Sales Organization Sponsorship and Services Agreement previously entered into with BPPR (as amended and restated, the “ISO Agreement”). As noted above, upon closing of the transactions contemplated by the Asset Purchase Agreement, the ISO Agreement will be further amended and restated. Under the current ISO Agreement, BPPR sponsors us as an independent sales organization with respect to certain credit card associations and we provide various services including, among other things, the payment processing services to merchants (the “Merchant Services”), the signing up and underwriting of merchants to accept such Merchant Services and the sale of various products related to the Merchant Services. This agreement also provides that the parties will establish the fees to be paid by Evertec Group to BPPR for the fraud monitoring services provided by BPPR. The term of the ISO Agreement will continue until December 31, 2025 and thereafter will be automatically renewed for successive three-year periods unless written notice of non-renewal is given at least one year in advance by either party.
Pursuant to the ISO Agreement, BPPR is the acquiring member with respect to the credit card associations covered by the ISO Agreement for anyone in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands. However, if BPPR is unable (for any reason other than a merchant’s refusal to enter into a merchant agreement with BPPR through no fault of BPPR) or unwilling to act as the acquiring member for any merchant, we may enter into an agreement with another financial institution to serve as the sponsoring bank with respect to such person. However, in order to use another financial institution as the sponsoring bank with respect to any merchant, we must make a good faith determination that the provision of Merchant Services to the merchant does not pose an unreasonable financial, regulatory or reputational risk to BPPR or us.
Additionally, pursuant to the ISO Agreement, BPPR agreed to exclusively refer to us any merchant that inquires about, requests or otherwise evidences interest in the Merchant Services. BPPR will receive a referral fee for each merchant referred that subsequently agrees to receive Merchant Services from us. We also agreed under the ISO Agreement to refer to BPPR any merchant doing business in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands that inquires about, requests or otherwise evidences interest in banking services or products. BPPR also agreed to make monthly payments to Evertec Group as a means of subsidizing certain Merchant Services provided by Evertec Group on less than favorable terms in connection with two existing customer relationships that are favorable to Popular and its affiliates as a whole. These subsidies were historically reflected in an agreement between the Merchant Acquiring business and BPPR.
During the term of the ISO Agreement and for one year following the termination of the ISO Agreement for any reason, BPPR may not and may not cause any independent sales organization sponsored by BPPR to solicit any merchant receiving Merchant Services from us to receive such services instead from another independent sales organization. This non-solicitation restriction does not apply, however, to (i) any banking customer of BPPR to which we are unable or unwilling to provide Merchant Services and (ii) to any merchant with respect to the solicitation by BPPR to provide banking services and products. BPPR is permitted to terminate the ISO Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the ISO Agreement). For 2021 we recorded revenue of approximately $112.3 million in connection to the Merchant Services related to the ISO Agreement.

Cash Depot Subcontract
As a subcontractor of BPPR, we provide certain cash depot services (the “Cash Depot Services”) to depository institutions doing business in Puerto Rico and the U.S. Virgin Islands pursuant to a subcontract
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between us and BPPR (the “Subcontract”). However, we do not make any payments to, or receive any payments from, BPPR under the Subcontract (although we are required under the Subcontract to reimburse BPPR for any costs they may incur under the Cash Depot Agreement). Instead, we bill the Puerto Rico Bankers Association (“PRBA”), who pays us directly and the PRBA then invoices separately those depository institutions that use the Cash Depot Services.
In order to use the Cash Depot Services, depository institutions must apply through, and be approved by, the quasi-government organization who holds the prime contract with BPPR and the PRBA (the “Cash Depot Agreement”) and who ultimately decides who can provide the Cash Depot Services and who has the right to terminate the services as further described below. BPPR is one of the depository institutions that receive services from us under the Subcontract, on the same terms and conditions as the other participants, and BPPR pays the PRBA for those services.
The Subcontract is effective for so long as the Cash Depot Agreement is in effect. Under the terms of the Subcontract, either party may terminate the subcontract prior to the expiration of the Subcontract by giving the other party advance notice. However, under the Merger Agreement, Popular agreed that until the termination of the ISO Agreement, the Master Services Agreement or the assignment of the Cash Depot Agreement, Popular will cause BPPR to not terminate the Cash Depot Agreement or take any action that would deprive us of the economic benefit that we derive from the Cash Depot Agreement. In addition, the quasi-government organization that is a party to the Cash Depot Agreement may terminate the Cash Depot Agreement and thereby cause the termination of the Subcontract upon advance notice or upon the occurrence of certain triggering events, one of which is a material change in the ownership, management and/or operations of BPPR and/or Evertec. For 2021 we recorded revenue of approximately $1.3 million under the Subcontract.

Master Lease Agreement
We and BPPR are parties to the Master Lease Agreement, as amended, that governs the premises leased by us at the Cupey Center for use as our headquarters. On March 31, 2020, the Company notified BPPR that it was exercising its option to renew the Master Lease Agreement for an additional five-year term. The Master Lease Agreement can be renewed at our option for up to two additional five-year terms. We have a right of first refusal over substantially all of the leased premises in the event that BPPR desires to sell the property. We paid approximately $7.1 million (including estimated operating expenses) to BPPR in annual rent under the Master Lease Agreement during 2021.

Virgin Islands Services Agreement
We and BPPR are party to a Virgin Islands Services Agreement whereby BPPR provides our Merchant Acquiring business with the services that are provided by the Virgin Islands employees that BPPR did not transfer to us in connection with the Merger. The initial term of the Virgin Islands Services Agreement continued until three years following the closing of the Merger and thereafter automatically renews for successive one-year periods unless written notice of non-renewal is given at least 30 days in advance by either party. The Virgin Islands Services Agreement provides for termination by (i) us at any time upon giving at least 30 days advance written notice and (ii) BPPR in the event we fail to pay a material undisputed invoiced amount. In addition, BPPR is permitted to terminate the Virgin Islands Services Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the Virgin Islands Services Agreement). For 2021 we paid approximately $564.4 to BPPR under the Virgin Island Services Agreement.

Stockholder Agreement
In connection with the Merger, Holdings entered into a Stockholder Agreement with Popular, Apollo and the other stockholders of Holdings, which was amended and restated in connection with a reorganization of the Company and is now an agreement among the Company, Popular, Apollo and certain of our other stockholders. Prior to the completion of our initial public offering, we entered into an amendment to the Stockholder Agreement. As noted above, upon closing of the transactions contemplated by the Asset Purchase Agreement, the Stockholder Agreement will be further amended and restated. The current Stockholder Agreement, as amended, among other things, sets forth certain rights and restrictions with respect to our common stock. On June 30, 2013, we entered into a Second Amendment to the Stockholder Agreement to, among other things, allow our Board to fill vacancies on the Board, provided that any person chosen to fill such vacancy shall be selected in accordance with the provisions of the Stockholder
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Agreement. On November 13, 2013, we entered into a Third Amendment to the Stockholder Agreement to, among other things, facilitate the use of 10b5-1 plans by the management holders. The description below is a summary of the terms of the Stockholder Agreement, as amended.
For purposes of the following summary, as of December 31, 2021, Popular owned approximately 16.2% of our common stock outstanding. Apollo no longer owns any of our common stock and therefore its rights and obligations under the Stockholder Agreement terminated in accordance with the terms of the Stockholder Agreement.
Director Nomination Rights
Our Board is currently comprised of nine directors. Messrs. Pagán and Polak were nominated to the Board by Popular under its director nominee rights granted by the Stockholder Agreement to be elected to serve as directors until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified. For so long as Popular owns, together with its affiliates, more than 10% but less than 25% of our then outstanding common stock, it will have the right to nominate two members of our Board (the “10% board right”). Similarly, for so long as Popular owns, together with its affiliates, more than 5% but less than 10% of our then outstanding common stock, it will have the right to nominate one member of our Board (the “5% board right”). In addition, if there are any vacancies on our Board as a result of the aggregate number of our directors that Popular has the right to nominate pursuant to the Stockholder Agreement being less than eight, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock. Our Stockholder Agreement further clarifies that it does not eliminate the right of stockholders holding a majority of our outstanding common stock to remove any such director with or without cause or the right of any of our stockholders to nominate a person for election as a director (whether to fill a vacancy or otherwise) at any meeting of the stockholders in accordance with applicable law, our Charter and our Bylaws.
Pursuant to the Stockholder Agreement, the individual holding the office of CEO of Evertec Group will become the management director. Mr. Schuessler has been the management director since April 1, 2015 and shall continue to be the management director for so long as he holds the office of CEO of Evertec Group.
Popular has agreed to vote all of its shares of our common stock and to take all other actions within its control to cause the election of directors nominated in accordance with the Stockholder Agreement. Similarly, we have agreed to take all actions within our control necessary and desirable to cause the election of directors nominated in accordance with the Stockholder Agreement.
Except for certain exceptions described in the Stockholder Agreement, and subject to applicable law, Popular’s director nominees may only by removed and replaced by Popular. The Stockholder Agreement also provides that we will, at all times, cause the Evertec Group Board and the board of directors of Holdings to be comprised of the same individuals as our Board.
Quorum Rights
The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the stockholders consist of (i) stockholders holding a majority of our outstanding common stock and entitled to vote at such meeting and (ii) Popular, for so long as it owns, together with its affiliates, 20% or more of our outstanding common stock. If a stockholder meeting is adjourned for lack of a quorum due to Popular failing to attend the meeting, a quorum at a reconvened meeting of the stockholders (with the same agenda as the adjourned meeting) shall not require the presence of Popular, as long as stockholders holding a majority of our outstanding common stock and entitled to vote at such meeting are in attendance at such reconvened meeting.
The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the Board consist of (i) a majority of the total number of directors then serving on the Board and (ii) at least one director nominated by Popular, for so long as it owns, together with its affiliates, 5% or more of our outstanding common stock. If a Board meeting is adjourned for lack of a quorum due to Popular’s director nominees failing to attend such meeting, a quorum at a reconvened meeting of the Board (with the same agenda as the adjourned meeting) shall not require the presence of Popular director nominees, in each
55   Evertec, Inc. 2022 Proxy Statement

case, as long as a majority of the directors then in office are in attendance at such reconvened meeting. As of the Record Date, Popular and its affiliates did not own 20% or more of our outstanding common stock and, therefore, a quorum is not required to consist of Popular for the transaction of business at the Annual Meeting.
Additional Stockholder Rights
Popular has the right, for so long as it owns, together with its affiliates, 10% or more of our outstanding common stock and has the right to nominate at least one director, the approval of at least one director nominated by Popular shall be necessary, to approve (i) any issuance of preferred stock of us or any of our subsidiaries (other than the issuance of preferred stock by one of our wholly owned subsidiaries to us or another of our wholly owned subsidiaries) and (ii) any transfer of equity in Holdings or Evertec Group, in each case subject to certain exceptions.
Popular and certain of its transferees are also entitled to information rights and inspection rights, in each case for so long as it satisfies certain ownership thresholds set forth in the Stockholder Agreement.
In addition, the Stockholder Agreement grants certain demand registration rights to Popular and certain of its transferees and piggyback registration rights to each stockholder, subject to customary cutbacks. Under the Stockholder Agreement, Evertec, Inc. has agreed to assume certain fees and expenses associated with registration. The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.
Registration Rights
The Stockholder Agreement grants Popular the right to request up to four registrations under the Securities Act on Form S-1 (or any successor form) or similar long-form registration statement (each, a “Long-Form Registration”) of all or any portion of the shares of our common stock beneficially owned by the requesting holder if the shares to be sold in any such registration (including piggyback shares and before deduction of any underwriting discounts) are reasonably expected to exceed $75.0 million, subject to cutbacks. Popular may request that any such Long-Form Registration be an underwritten offering, and no registration shall count as one of Popular’s four permitted Long-Form Registrations, unless such registration (i) has become effective and (ii) includes at least 75% of the shares of our common stock sought by Popular to be included in such Long-Form Registration.
The Stockholder Agreement also grants Popular the right, at any time after we are eligible to file a registration statement on Form S-3, to request an unlimited number of registrations under the Securities Act on Form S-3 (or any successor form) or any similar short-form registration statement (each, a “Short-Form Registration”) of all or any portion of the shares of our common stock beneficially owned by Popular, if the shares to be sold in any such Short-Form Registration (including piggyback shares and before deduction of any underwriting discounts) are reasonably expected to exceed $50.0 million, subject to cutbacks. Popular may request that any such Short-Form Registration be an underwritten offering.
Pursuant to the Stockholder Agreement, we are required to use commercially reasonable efforts to file, no later than 45 days following any written request from Popular, a registration statement on Form S-3 (or any successor form) or any similar short-form registration statement (the “Form S-3 Shelf”) for an offering to be made on a delayed or continuous basis covering the resale of shares of our common stock. Following the effectiveness of the Form S-3 Shelf, Popular may request unlimited shelf-takedowns if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed $25.0 million.
Whenever we propose to register any shares of our common stock, whether in a primary or secondary offering, Popular has the right to request that shares beneficially owned by such holder be included in such registration, subject to cutbacks. Under the Stockholder Agreement, we have agreed to pay the fees and expenses associated with such registrations (excluding discounts and commissions and other selling expenses payable by the selling holders). The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.
Transfer Restrictions
Subject to certain exceptions set forth in the Stockholder Agreement, without the prior written consent of Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock,
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none of the parties to the Stockholder Agreement may sell shares of our common stock representing 20% or more of the total number of outstanding shares of our common stock at the time of such sale directly to certain transferees previously identified by Popular to the other parties to the Stockholder Agreement.
Additional Restrictions
The Stockholder Agreement contains a covenant restricting us and our subsidiaries from engaging in any business (including commencing operations in any country in which they do not currently operate), subject to certain exceptions, if such activity would reasonably require Popular or an affiliate of Popular to seek regulatory approval from, or provide notice to, any bank regulatory authority. This covenant will apply to the extent that the activities and investments of us and our subsidiaries are subject to restrictions under the Bank Holding Company Act of 1956, as amended, because of Popular’s and/or its affiliates’ ownership of our common stock.
The Stockholder Agreement also provides that the adoption of any stockholder rights plan, rights agreement or other form of “poison pill” which is designed to or has the effect of making an acquisition of large holdings of the common stock more difficult or expensive must be approved by a majority of our Board and approved by at least one director nominated by Popular (or certain of its transferees) in each case for so long as Popular (or certain of its transferees) owns, together with its affiliates, 5% or more of our outstanding common stock.
Certain Provisions Particular to Management Holders
We have the right to purchase all of our common stock (and options and warrants exercisable for our common stock) beneficially owned by any of our stockholders who is employed by or who serves as a consultant or director for us or any of our subsidiaries upon such stockholder (1) ceasing to be employed by us or any of our subsidiaries for any reason or (2) experiencing a bankruptcy event. Subject to tolling under certain circumstances set forth in the Stockholder Agreement, we must exercise this repurchase right within twelve months following the date on which such stockholder ceases to provide services to us or our subsidiaries. We may designate this repurchase right to Popular or any complete rights transferee. The Stockholder Agreement also provides that each such stockholder party to such agreement is subject to certain non-solicitation and non-competition restrictions which remain in effect until the stockholder ceases to be employed by us or any of our subsidiaries.
Under the Stockholder Agreement, the restrictions described in the paragraph above do not apply to Popular or any of its affiliates.
Assignment of Rights
Subject to certain limitations set forth in the Stockholder Agreement, Popular may assign the stockholders meeting quorum, 10% board right, 5% board right and up to two long-form demand registration rights to any person to whom Popular transfers 20% of more of the shares of our common stock held by Popular as of the date of the Stockholder Agreement. Such transferee can in turn assign such rights to any person to whom it transfers 100% of the shares of common stock acquired by it in connection with the assignment pursuant to which it became a partial rights transferee. Such transferees are also entitled to certain other rights set forth in the Stockholder Agreement (including the registration rights, information rights and inspection rights described above) upon becoming a party thereto.

57   Evertec, Inc. 2022 Proxy Statement

Security Ownership

Security Ownership of Certain Beneficial Owners and Management
The following table provides certain information regarding the beneficial ownership of our common stock as of the Record Date, by (i) each person or group who beneficially owns more than 5% of our common stock and (ii) each of our directors and nominees, each of our NEOs, and all of our current executive officers and directors as a group. Except as otherwise indicated by footnote: (a) the persons or groups named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, (b) applicable percentage of beneficial ownership is based on 71,789,298 shares of common stock outstanding on the Record Date, and (c) the address of each beneficial owner listed in the following table is c/o Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926.

Name and Address of Principal Stockholders	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Popular, Inc.(2) 209 Muñoz Rivera Ave. Popular Center Building Hato Rey, PR 00918	11,654,803	16.23%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	9,203,572	12.82%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	7,500,441	10.45%
Kayne Anderson Rudnick Investment Management, LLC(5) 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	4,753,568	6.62%
Capital International Investors(6) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	4,419,333	6.16%
Boston Partners(7) One Beacon Street 30th FL Boston, MA 02108	3,831,761	5.34%
Directors	Amount and Nature of Beneficial Ownership(1)(8)	Percent of Class
Frank G. D’Angelo	7,548	*
Kelly Barrett	—	*
Olga Botero	24,973	*
Jorge A. Junquera	24,265	*
Iván Pagán	6,852	*
Aldo J. Polak	7,932	*
Alan H. Schumacher	28,891	*
Brian J. Smith	32,402	*
NEOs	Amount and Nature of Beneficial Ownership(1)(8)	Percent of Class
Morgan M. Schuessler, Jr.	9,522	*
Joaquín A. Castrillo	19,075	*
Guillermo Rospigliosi	—	*
Diego Viglianco	1,168	*
Miguel Vizcarrondo	89,397	*
Directors, NEOs and the Executive Officers of the Company, as a group (16 persons)	316,572	*
*    Indicates ownership of less than 1% of the outstanding shares of common stock as of the Record Date.
(1)     For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act and includes: (i) shares over which the beneficial owner has sole or shared voting power or investment power, and (ii) any shares that the beneficial owner has the right to acquire within 60 days of the Record Date.
(2)     Based on information reported on Schedule 13G filed by Popular, Inc. on February 13, 2014. Popular, Inc. reports that it has sole voting power and sole dispositive power with respect to all shares reported.
(3)     Based solely on Schedule 13G/A filed by BlackRock, Inc. on January 26, 2022. BlackRock Inc. reports that it has sole voting power with respect to 9,016,006 shares and sole dispositive power with respect to 9,085,394 shares.
(4)     Based solely on Schedule 13G/A filed by The Vanguard Group on February 10, 2022. The Vanguard Group reports that it has shared voting power with respect to 115,901 shares, sole dispositive power with respect to 7,331,175 shares, and shared dispositive power with respect to 169,266 shares.
(5)     Based solely on information contained in Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC on February 11, 2022. Kayne Anderson Rudnick Investment Management, LLC reports that it has sole voting power with respect to 2,580,738 shares, shared voting power with respect to 1,414,642 shares, sole dispositive power with respect to 3,158,926 shares, and shared dispositive power with respect to 1,414,642 shares.
(6)    Based solely on information contained in Schedule 13G filed by Capital International Investors on February 11, 2022. Capital International Investors reports that it has sole voting power with respect to 4,411,860 shares and sole dispositive power with respect to 4,419,333 shares.
(7)    Based solely on information contained in Schedule 13G/A filed by Boston Partners on February 11, 2022. Boston Partners reports that is has sole voting power with respect to 3,492,365 shares, shared voting power with respect to 6,031 shares, and sole dispositive power with respect to 3,831,761 shares.
(8)     None of the shares are pledge as security.
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PROPOSAL 4
Approval of the Evertec, Inc. 2022 Equity Incentive Plan

Overview
On March 29, 2022, our Board approved the Evertec, Inc. 2022 Incentive Award Plan (the “2022 Plan”), subject to stockholder approval. Our stockholders are being asked to approve the 2022 Plan. The 2022 Plan will become effective immediately upon stockholder approval at the Annual Meeting.
The Board is seeking approval of the 2022 Plan as the successor to the 2013 Equity Incentive Plan (the “Prior Plan”), which we previously adopted at the time of our initial public offering and which will expire by its terms on April 12, 2023. If the stockholders do not approve the 2022 Plan, the 2022 Plan will not become effective and we will continue to be able to grant awards under the Prior Plan in accordance with its terms and subject to the existing share reserve.
Under the 2022 Plan, the number of shares reserved for issuance will be equal to the sum of (i) 5,250,000 shares of our common stock, plus (ii) the number of shares remaining available for grant under the Prior Plan as of the effective date of the 2022 Plan, plus (iii) any shares covered by awards under the Prior Plan as of the effective date of the 2022 Plan that again become available for grant pursuant to the terms of the 2022 Plan as of the effective date of the 2022 Plan, as described below. The principal features of the 2022 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2022 Plan itself, which is attached to this Proxy Statement as Appendix B.

Description of the 2022 Plan
We believe that the adoption of the 2022 Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors and consultants with those of our stockholders and provide a means of recognizing their contributions to our success. We believe that equity awards are necessary to remain competitive in the industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.
In determining the size of the share reserve under the 2022 Plan, our board of directors considered the following factors:
•Reasonable Share Reserve: If approved, the 5,250,000 shares to be initially reserved for issuance under the 2022 Plan will represent an increase of 4,492,643 shares from the aggregate number of shares available for future grant under the Prior Plan as of March 22, 2022. If the 2022 Plan is approved, it will represent the only equity plan under which we will be able to grant future equity awards.
•Responsible Equity Plan Usage: In fiscal years 2019, 2020 and 2021, equity awards representing a total of approximately 517,153 shares, 413,733 shares and 705,970 shares, respectively, were granted under the Prior Plan (excluding long-term incentive plan awards issued during such periods), for an annual equity burn rate of 0.72%, 0.58% and 0.98%, respectively. This level of equity awards represents a 3-year average burn rate of 0.76% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted average number of common shares outstanding.
•Sufficiency for Projected Future Grants: We expect the proposed aggregate share reserve under the 2022 Plan to provide us with enough shares for awards for approximately 5-8 years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2022 Plan could last for a shorter or longer time.
•Reasonable Dilution: If the 2022 Plan is approved, we expect our overhang at the end of fiscal year 2022 will be approximately 9.3%. Overhang is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for
59   Evertec, Inc. 2022 Proxy Statement

future awards at the end of the fiscal year by (ii) the number of shares outstanding at the end of the fiscal year.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of thFe share reserve under the 2022 Plan is reasonable and appropriate at this time. Our Board does not believe that the creation of a subcommittee to evaluate the risk and benefits for issuing shares under the 2022 Plan is necessary and will not create such a subcommittee.
Summary of Key Stock Plan Data
Share Usage
The following table sets forth information regarding stock-settled equity awards granted over each of the last three fiscal years:

	2021	2020	2019	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	0	0	0	0.76%
Restricted Stock and RSUs Granted*	705,970	413,733	517,153
Weighted-Average Basic Common Shares Outstanding	72,053,795	71,943,965	72,099,755
Share Usage Rate	0.98%	0.58%	0.72%
*As reported in Note 17 Share-Based Compensation to the financial statements included within the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with with the SEC on February 25, 2022.

Overhang as of March 22, 2022
The following table sets forth certain information as of March 22, 2022, unless otherwise noted, with respect to the Company’s equity compensation plans:

Stock Options/SARs Outstanding	0
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$0
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	0 years
Total Restricted Stock and RSU Awards Outstanding	1,345,700
Remaining Shares Available for Grant Under the Prior Plan*	757,357
Additional Shares Being Requested Under the 2022 Plan	5,250,000
Basic Common Shares Outstanding as of the Record Date (March 22, 2022)	71,789,298
*For references purposes, the remaining shares available for grant under the Prior Plan is denoted as of March 22, 2022. The number of shares to be rolled over into the 2022 Plan will be equal to the actual number of shares which remain available for grant under the Prior Plan as of the effective date of the 2022 Plan. Upon stockholder approval of the 2022 Plan, no further awards will be made under the Prior Plan.

As of April 1, 2022, the per-share closing price of our common stock as reported on the NYSE was $41.53.

Equity Compensation Best Practices Reflected in the 2022 Plan
The 2022 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and protect its stockholders’ interests.
•Continued Broad-Based Eligibility for Equity Awards: We grant equity awards to a significant number of our service providers. By doing so, we link their interests with stockholder interests and motivate these individuals to act as owners of the business. As of December 31, 2021, 361 of our 2,568 employees, 1 of our consultants, and all of our 8 non-employee directors held outstanding equity awards.
•Stockholder Approval is Required for Additional Shares: The 2022 Plan does not contain an annual “evergreen” provision. The 2022 Plan authorizes a limited number of shares, so that stockholder approval will be required for any future increase to the maximum number of shares of common stock which may be issued under the 2022 Plan.
•No Liberal Share Recycling: Shares tendered by a participant to satisfy the exercise price or withholding taxes associated with a stock option or stock appreciation right will not be added back to the number of shares of common stock which may be issued under the 2022 Plan.
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•No Discount Stock Options or Stock Appreciation Rights: All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted; provided, that discount stock options may be granted in the event stock options are assumed or substituted in connection with certain corporate transactions.
•No Automatic Single-Trigger Vesting of Awards: The 2022 Plan does not provide for automatic “single-trigger” accelerated vesting upon a change in control.
•Limitations on Dividend Payments on Awards: Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met.
•Non-Employee Director Compensation Limit: An annual limit applies to the sum of all cash and other compensation and the value of all equity, cash-based and other awards granted to a non-employee director for services as a member of our board of directors.
•No Repricing of Awards Without Stockholder Approval: Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.
•No Tax Gross-Ups: The 2022 Plan does not provide for any tax gross-ups.

Stockholder Approval Requirement
In general, stockholder approval of the 2022 Plan is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which our shares are traded, and grant stock options that qualify as incentive stock options (“ISOs”) as defined under Section 422 of the Code.

Summary of the 2022 Plan
Limitation on Awards and Shares Available
Under the 2022 Plan, the number of shares reserved for issuance (including, without limitation, ISOs) will be equal to the sum of (i) 5,250,000 shares of our common stock, plus (ii) the shares remaining available for grant under the Prior Plan, plus (iii) any shares covered by awards under the Prior Plan as of the effective date of the 2022 Plan that again become available for grant pursuant to the terms of the 2022 Plan.
Awards granted under the 2022 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares will not reduce the number of shares authorized for grant under the 2022 Plan. Shares tendered by a holder or withheld to satisfy any tax withholding obligation with respect to a full-value award, or otherwise not issued in settlement of an award, will be eligible for grant pursuant to future awards. However, shares tendered by a holder or withheld to satisfy any exercise price or tax withholding obligation with respect to a stock option or stock appreciation right will not be eligible for grant pursuant to future awards.
The maximum grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based awards granted to a non-employee director as compensation for services as a non-employee director pursuant to the 2022 Plan in the aggregate during any calendar year is $700,000, subject to exception in extraordinary circumstances determined by the Board (excluding any effected directors).
Eligibility and Administration
Our employees, consultants and directors, and employees and consultants of its subsidiaries will be eligible to receive awards under the 2022 Plan. As of December 31, 2021, we had 2,568 employees, 8 non-employee directors, and approximately 48 consultants, all of whom would have been eligible to participate in the 2022 Plan if it had been in effect on such date. The 2022 Plan is expected to be administered by our board of directors with respect to awards to non-employee directors and by the compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2022 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration conditions.
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Awards
The 2022 Plan provides for the grant of stock options, including ISOs and non-qualified stock options (“NSOs”), restricted shares, dividend equivalents, share payments, RSUs, other incentive awards, share appreciation rights (“SARs”), and cash awards. No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the 2022 Plan.
Certain awards under the 2022 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2022 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards, other than cash awards, generally will be settled in common shares, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
•Stock Options: Stock options provide for the purchase of common shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option for any such stock option may not be less than 100% of the fair market value of the underlying common share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders), and vested in-the-money awards will be automatically exercised on the last day of the applicable term.
•SARs: SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the common shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying common share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years, and vested in-the-money awards will be automatically exercised on the last day of the applicable term.
•Restricted Shares and RSUs: Restricted shares are an award of nontransferable common shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver common shares in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the common shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.
•Share Payments and Other Incentive Awards: Share payments are awards of fully vested common shares that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from common shares or value metrics related to common shares, and may remain forfeitable unless and until specified conditions are met.
•Dividend Equivalents: Dividend equivalents represent the right to receive the equivalent value of dividends paid on common shares and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid in respect of unvested awards, and if the share underlying such award does not vest, any credited dividend equivalents are forfeited.
Vesting
Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.
Certain Transactions
The plan administrator has broad discretion to take action under the 2022 Plan, as well as make adjustments to the terms and conditions of existing and future awards, including vesting terms, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events
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affecting common shares, such as share dividends, share splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2022 Plan and outstanding awards.
In the event of our “change in control” (as defined in the 2022 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then the plan administrator may provide that all such awards will terminate in exchange for cash or other consideration, or become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2022 Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of common shares, allow common shares that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.
Prohibition of Repricing
Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the board of directors nor the Compensation Committee will, without the approval of the stockholders of the company, authorize the amendment of any outstanding award to reduce its price per share, including any amendment to reduce the exercise price per share of outstanding options or SARs. Furthermore, no award will be canceled and replaced with the grant of an award having a lesser price per share without the further approval of stockholders of the company, which includes the cancellation of outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.
Amendment and Termination of the 2022 Plan
The board of directors may amend or terminate the 2022 Plan at any time, including any amendments required in order to conform such terms with the requirements of local law. However, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the number of common shares available under the 2022 Plan. No award may be granted pursuant to the 2022 Plan after the tenth anniversary of the adoption of the 2022 Plan.
Federal Income Tax Consequences Associated with the 2022 Plan
The following is a general summary under current law of the material federal income tax consequences to participants in the 2022 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.
Non-qualified Stock Options
For federal income tax purposes, if an optionee is granted NQSOs under the 2022 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of an NQSO the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of common stock on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent
63   Evertec, Inc. 2022 Proxy Statement

disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options
There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of common stock received upon exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to us, in each case unless the optionee disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the optionee.
If the common shares are sold or otherwise disposed of before the end of the two-year and nine-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares. An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
Restricted Stock, Restricted Stock Units, and Deferred Stock
A participant to whom restricted stock, RSUs or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price.
If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when RSUs or deferred stock vest and the underlying common stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of RSUs or deferred stock.
Stock Appreciation Rights
In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount that the recipient realized as ordinary income.
Dividend Equivalents
A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.
Stock Payments
A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.
Evertec, Inc. 2022 Proxy Statement     64

Section 409A of the Code
Certain types of awards under the 2022 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2022 Plan and awards granted under the 2022 Plan will be structured and interpreted to comply with Section 409A of the Code and the Treasury Regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code. If a plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize the compensation deferred under the award as ordinary income when such amounts are vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on the deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.

Plan Benefits
As of December 31, 2021, 361 of our 2,568 employees, 1 of our consultants, and all of our 8 non-employee directors held outstanding equity awards. No awards have been issued under the 2022 Plan as it is not yet effective. All future grants under the 2022 Plan are within the discretion of the plan administrator and the benefits of such grants are, therefore, not determinable. No estimate of awards in subsequent years can be provided. However, it is expected that awards made in future years will be very similar to the awards made in 2021 and described in the tables in the Compensation Discussion and Analysis section of this Proxy Statement.
Accordingly, in lieu of providing information regarding benefits that will be received under the 2022 Plan over its potential life, the following table provides information concerning the benefits that were received by the following persons and groups in 2021: all current directors who are not executive officers, as a group; each named executive officer; all current executive officers, as a group; and all current employees who are not executive officers, as a group. With respect to the executive officers, these amounts illustrate the number of RSUs each executive officer would receive assuming target performance was achieved with respect to the awards granted or allocated during 2021.

Name of Directors and Executive Officers	Dollar Value ($)	Number of RSUs (#)
Frank G. D’Angelo	170,000	*
Kelly Barrett	125,000	*
Olga Botero	125,000	*
Jorge A. Junquera	125,000	*
Iván Pagán	125,000	*
Aldo J. Polak	125,000	*
Alan H. Schumacher	125,000	*
Brian J. Smith	207,500	*
All current directors who are not executive officers (as a group)	1,127,500	*
Morgan M. Schuessler, Jr.	*	135,466
Joaquín A. Castrillo	*	36,957
Guillermo Rospigliosi	*	31,506
Diego Viglianco	*	19,354
Miguel Vizcarrondo	*	31,506
Other executive officers	*	50,606
All executive officers (as a group)	*	305,395
All current employees who are not executive officers (as a group)	*	140,286

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE EVERTEC, INC. 2022 EQUITY INCENTIVE PLAN

65   Evertec, Inc. 2022 Proxy Statement

Proxy Statement for the 2022 Annual Meeting of Stockholders

General
The enclosed Proxy Statement and notice of the Annual Meeting, which was first mailed to stockholders on or about April 4, 2022, is solicited on behalf of the Board for use at the Annual Meeting and at any adjournments or postponements thereof. The Annual Meeting will be held on May 20, 2022 at 9:00 a.m. Atlantic Standard Time, virtually at www.virtualshareholdermeeting.com/EVTC2022.
How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by visiting the Annual Meeting webpage at www.virtualshareholdermeeting.com/EVTC2022 and providing your control number. This control number is included in the Notice of the Annual Meeting or on your proxy card. If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the Annual Meeting by following the instructions in the voting instruction card provided by your bank, broker or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your bank, brokerage firm, broker-dealer or other nominee holder.

We encourage you to visit www.virtualshareholdermeeting.com/EVTC2022 and log on with your control number a few minutes in advance of the Annual Meeting time on May 20,2022 to ensure you are logged in when the meeting starts.

What if I have technical difficulties accessing the Annual Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the checking or meeting dime, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/EVTC2022.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Only stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?” will be permitted to submit questions during the Annual Meeting. If you have questions, you may type them into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last earnings release;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances; derogatory references to individuals or that are otherwise in bad taste; substantially repetitious of questions already made by another stockholder;
•in furtherance of the stockholder’s personal or business interests; and
•or out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman of the Board or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available at www.virtualshareholdermeeting.com/EVTC2022 for stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?.”
Evertec, Inc. 2022 Proxy Statement     66

Record Date and Shares Outstanding
The close of business on March 22, 2022 has been fixed as the Record Date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. At the close of business on the Record Date, there were outstanding and entitled to vote 71,789,298 shares of our common stock, $0.01 par value per share.

Quorum
In order for the Company to conduct the Annual Meeting, the holders of a majority of the outstanding shares of common stock eligible to vote at the meeting must be represented at the Annual Meeting. This is referred to as a quorum. Votes cast at the Annual Meeting, including votes by proxy, will be received and tabulated by a representative of The Carideo Group, the Inspector of Elections appointed for the Annual Meeting.
The Inspector of Elections will determine whether or not a quorum is present. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares. For further discussion of broker non-votes, see below “—Required Votes / Effect of Abstentions and Broker Non-Votes.”

Voting of Proxies
If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. Shares of common stock represented by properly executed proxies, duly returned and not revoked, will be voted in accordance with the instructions contained therein. Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of common stock represented thereby will be voted as follows:
1.FOR the Election of Directors (Proposal 1);
2.FOR Advisory Vote on Executive Compensation (Proposal 2);
3.FOR the Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (Proposal 3); and
4.FOR the Approval of the Evertec, Inc. 2022 Equity Incentive Plan (Proposal 4).

Stockholders may also vote with respect to any other business that may be properly brought before the Annual Meeting. The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote.

Voting of Shares
Each share of common stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting. All shares entitled to vote and represented at the Annual Meeting or by valid proxies received through the Internet prior to the Annual Meeting, by telephone or mail will be voted at the Annual Meeting in accordance with the instructions indicated in those proxies.

Required Votes / Effect of Abstentions and Broker Non-Votes
The vote required for approval of each matter to be voted on is as set forth in the table below. Under certain circumstances, as shown in the table below, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (this is known as a “broker non-vote”).
In these cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present but will not be included as votes cast with respect to those matters. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the NYSE rules. The following table sets forth the effect of abstentions and broker non-votes on each proposal to be voted on:
67   Evertec, Inc. 2022 Proxy Statement

Proposal	Vote Required	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	Majority of shares present or represented by proxy and entitled to vote	FOR or WITHHOLD for any or all nominees	No effect	No	No effect
Advisory Vote on Executive Compensation	Majority of shares present or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	Majority of shares present or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	Yes	Not applicable
Approval of the Evertec, Inc. 2022 Equity Incentive Plan	Majority of shares present or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect

How You Can Vote
We have made this Proxy Statement and other proxy materials available to our stockholders through the Internet. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 22, 2022, the Record Date, or hold a valid proxy for the Annual Meeting. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Below please find the different ways in which you can vote:

At the Annual Meeting	Internet	QR Code	Phone	Mail
Visit www.virtualshareholdermeeting.com/EVTC2022. You will need the 16-digit number included in your proxy card or notice.	Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card or notice.	Scan this QR code with your phone to vote. You will need the 16-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 16-digit number included in your proxy card or notice.	Send your completed and signed proxy card to the address on your proxy card.

Vote by Internet
Before the Annual Meeting
You can vote your shares on the Internet until 11:59 p.m. (ET) on May 19, 2022. If your shares are held in Solium Capital, LLC, the Company’s incentive plan administrator, you can vote your shares on the Internet until 11:59 p.m. (ET) on May 17, 2022. The website for Internet voting (www.proxyvote.com) is shown on your proxy card and/or Notice of Internet Availability, as applicable. Have your proxy card in hand when accessing the website and follow the instructions to obtain your records and to create an electronic voting instructions form. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do not need to return your proxy card if, you received one. You can also vote your shares on the Internet by scanning the QR code shown on your proxy card and/or Notice of Internet Availability, as applicable.
At the Annual Meeting
To be admitted to, and vote at, the Annual Meeting at www.virtualshareholdermeeting.com/EVTC2022, you must have your proxy card or notice in hand and enter your 16-digit control number included therein. If you hold shares in your own name, you may vote at the Annual Meeting. If your shares of common stock are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or
Evertec, Inc. 2022 Proxy Statement     68

other nominee that you must follow in order for your shares to be voted. Please follow their instructions carefully.

Vote by Phone
For shares held directly, you can vote your shares by phone until 11:59 p.m. (ET) on May 19, 2022, by calling the toll-free telephone number (at no cost to you) shown on your proxy card or Notice of Internet Availability, as applicable. If your shares are held in Solium Capital, LLC, the Company’s incentive plan administrator platform, you can vote your shares by phone until 11:59 p.m. (ET) on May 17, 2022. Have your proxy card in hand when you call. Vote by phone is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our phone voting procedures are designed to authenticate the stockholders by using individual control numbers. If you vote by phone, you do not need to return your proxy card if you received one.

Vote by Mail
If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it using the postage-paid envelope provided or return it to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your votes to be included in the final tallies, your proxy card must be received by the date and time of the Annual Meeting.

Revocation of Proxies
If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. If you hold shares of common stock in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date or a notice of revocation and returning it to us prior to the Annual Meeting (please deliver to the Secretary of the Board, located at Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926), (2) voting again by telephone or on the Internet before 11:59 p.m. (ET) on May 19, 2021, or (3) attending the Annual Meeting virtually and casting your vote. If a bank, broker or other nominee holds your shares of common stock, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Voting Results
The preliminary voting results will be announced at the Annual Meeting and published within four business days after they are known in a Current Report on Form 8-K filed with the SEC.

Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the Annual Report, and any additional solicitation materials furnished to the stockholders. Nevertheless, stockholders voting by Internet, telephone or mail should be aware that there may be costs associated with electronic access, such as usage charges from Internet or telephone service providers, for which they may be responsible. The original solicitation of proxies may be supplemented by a solicitation by mail, in person, by telephone, or by other electronic means by a proxy solicitor contracted by the Company, whose fees will be paid for by the Company, and directors, officers or employees of the Company, who will not receive any additional compensation for such services.

Householding of Proxy Materials
The Company and some brokers household proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be directed to our Secretary of the Board and sent to the following address: Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. Requests may also be made by calling the Secretary of the Board at (787) 759-9999 ext. 4806.
69   Evertec, Inc. 2022 Proxy Statement

Other Matters

Stockholder Proposals for the 2023 Annual Meeting of Stockholders
Stockholders may present a proposal for inclusion in our proxy statement for consideration at the Company’s 2023 annual meeting of stockholders by submitting their proposal in a timely manner and in compliance with the Company’s Bylaws and applicable SEC rules.
For a proposal to be eligible, stockholders must ensure that the proposal is delivered to the Secretary of the Board at the Company’s corporate headquarters address stated below (i) not later than December 5, 2022 (i.e., 120 days prior to April 4, 2023, which marks the one-year anniversary of the first mailing of the 2022 Proxy Statement and notice of the Annual Meeting) if the proposal is to be considered for inclusion in the Company’s 2023 Proxy Statement, or (ii) on or after January 20, 2023 (120 days prior to May 20, 2023, which marks the one-year anniversary of the Annual Meeting), but no later than February 19, 2023 (i.e., 90 days prior to May 20, 2023), for any nominations or any other business to be properly brought before the meeting:

If sent by regular mail:	If sent by courier:
Evertec, Inc.	Evertec, Inc.
Luis A. Rodríguez-González, Secretary of the Board	Luis A. Rodríguez-González, Secretary of the Board
PO Box 364527	Road 176 Km 1.3, Cupey
San Juan, P.R. 00936-4527	San Juan, P.R. 00926
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2023 (i.e., 60 days prior to May 20, 2023, which marks the one-year anniversary of the Annual Meeting).

Other Business
Management knows of no business to be brought before the Annual Meeting other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the Annual Meeting, please execute, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy by voting in the Annual Meeting. A postage paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.
By Order of the Board of Directors,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Our stockholders can also access this proxy statement and our Annual Report on Form 10-K at https://ir.evertecinc.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available without charge upon written request to our Secretary at Evertec, Inc., Road 176, Kilometer 1.3, San Juan, Puerto Rico, 00926, Attn: Luis A. Rodríguez—081 or via email at IR@evertecinc.com. The Company’s copying costs will be charged if exhibits to the 2021 Annual Report on Form 10-K are requested. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.
Evertec, Inc. 2022 Proxy Statement     70

Appendix A

A reconciliation of net income to EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share is provided below:

Year Ended December 31, 2021
(Dollar amounts in thousands)
Net income	$161,143
Income tax expense	20,562
Interest expense, net	20,921
Depreciation and amortization	75,070
EBITDA	277,696
Equity income (1)	(395)
Compensation and benefits (2)	15,144
Transaction, refinancing and other fees (3)	2,373
Adjusted EBITDA	294,818
Operating depreciation and amortization (4)	(43,438)
Cash interest expense, net (5)	(19,804)
Income tax expense (6)	(31,684)
Non-controlling interest (7)	(161)
Adjusted net income	$199,731
Net income per common share (GAAP):
Diluted	$2.21
Adjusted Earnings per common share (Non-GAAP):
Diluted	$2.74
Shares used in computing adjusted earnings per common share:
Diluted	72,870,585

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”), net of cash dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, recorded as part of selling, general and administrative expenses, a software impairment charge, and a gain from sale of assets.
4)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the merger and acquisition activity.
5)Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

71    Evertec, Inc. 2022 Proxy Statement

Appendix B

EVERTEC, INC.
2022 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Evertec, Inc. 2022 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of EVERTEC, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico (the “Company”) by linking the individual interests of Eligible Individuals to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Eligible Individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1     “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2     “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3     “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4     “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.5     “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7    “Board” shall mean the Board of Directors of the Company.

2.8    “Change in Control” shall be deemed to occur upon the date:

(a)    Any Person (other than the Company or any of its Subsidiaries) acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) representing more than 50% of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or the surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(b)     The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c)    The consummation of a merger or consolidation of the Company with any other entity occurs, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto
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continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation; or

(d)    The consummation of a plan of complete liquidation or dissolution of the Company or the sale or disposition by the Company (in one or a series of transactions) of all or substantially all of the Company’s assets occurs.

To the extent an Award provides for “non-qualified deferred compensation” within the meaning of Section 409A of the Code and a Change in Control is intended to constitute a payment event under such Award, then Change in Control shall mean a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) and any interpretative guidance promulgated under Section 409A of the Code. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Change in Control” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

2.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.11    “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

2.12    “Company” shall have the meaning set forth in Article 1.

2.13    “Consultant” shall mean any consultant or adviser to the Company or any of its Subsidiaries.

2.14    “Director” shall mean a member of the Board, as constituted from time to time.

2.15    “Director Limit” shall have the meaning set forth in Section 4.6.

2.16    “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.17    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder, or a judgement, degree, or other order (including approval of a property settlement) made pursuant to a state or commonwealth domestic relations law that relates to the provision of child support, alimony payments, or marital property rights for the benefit of a spouse, former spouse, child, or other dependent of a Participant.

2.19    “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

2.20    “Eligible Individual” shall mean any (i) individual employed by the Company or any of its Subsidiaries; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Individual unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) non-employee director of the Company or any of its Subsidiaries; or (iii) consultant or advisor to the Company or any of its Subsidiaries, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act, as determined by the Administrator.

2.21    “Employee” shall mean an individual employed by the Company or any of its Subsidiaries.

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2.22    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in a source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

2.25    “Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Holder pays the Fair Market Value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.26    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27    “Holder” shall mean a person who has been granted an Award.

2.28    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code or a “qualified stock option” as described in Section 1046 of the Puerto Rico Code.

2.29    “Incumbent Directors” shall mean for any period of 24 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 24-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30    “Non-Employee Director” shall mean a non-employee member of the Board, as constituted from time to time.

2.31    “Non-Employee Director Compensation Policy” shall have the meaning set forth in Section 4.6.

2.32    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34    “Option Term” shall have the meaning set forth in Section 5.4.

2.35    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

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2.36    “Other Stock Based Award” shall mean a stock payment, stock bonus award, performance award or incentive award that is settled in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.37    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.38    “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

2.39    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator.

2.40    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.41    “Plan” shall have the meaning set forth in Article 1.

2.42    “Prior Plan” shall mean the EVERTEC, Inc. 2013 Equity Incentive Plan, as in effect as of the Effective date.

2.43    “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

2.44    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45    “Puerto Rico Code” shall mean the Puerto Rico Internal Code of 1994, as amended.

2.46    “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.48    “SAR Term” shall have the meaning set forth in Section 5.4.

2.49    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.50    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51    “Shares” shall mean shares of Common Stock.

2.52    “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

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2.53    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55    “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan (including, without limitation, Incentive Stock Options) covering an aggregate number of Shares equal to (i) 5,250,000 plus (ii) the number of shares remaining available for grant under the Prior Plan as of the Effective Date, plus (iii) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan following the Effective Date pursuant to Section 3.1(b). Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, awards issued under the Prior Plan and outstanding as of the Effective Date will remain subject to the terms of the Prior Plan.

(b)    If any Shares subject to an Award or subject to a Prior Plan Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award or Prior Plan Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award or Prior Plan Award, as applicable, shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. If any Shares subject a Full Value Award or subject to a full value award under the Prior Plan are tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect thereto, such Shares shall again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is not a Full Value Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to
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determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4.

GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    No Right to Continued Employment. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5    Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6    Non-Employee Director Awards.

(a)    Non-Employee Director Compensation Policy.The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b)    Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Compensation Policy, the sum of the grant date fair value of Awards and the amount of any or other fees granted to a Non-Employee Director in respect of such Non-Employee Director's service as a member of the Board during any calendar year shall
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not exceed $700,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

5.2    Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code and the Puerto Rico Code, provided that prior to the grant of such Incentive Stock Options, the Company shall submit the Plan to the Secretary of the Treasury of Puerto Rico for a determination that the Plan complies with the provisions of Section 1046 of the Puerto Rico Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code or Section 1046 of the Puerto Rico Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code or Section 1046 of the Puerto Rico Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5    Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as
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determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is exercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

5.6    Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2    Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3    Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code or Section 1046 of the Puerto Rico Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
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ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2    Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.

7.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.5    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

8.3    Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise
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determined by the Administrator, and subject to compliance with Section 409A, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.

AWARD OF OTHER STOCK BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1    Other Stock Based Awards. The Administrator is authorized to grant Other Stock Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock Based Awards may be settled in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding anything to the contrary in the Plan or any Award Agreement, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

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10.3    Transferability of Awards.

(a)    Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)    During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-qualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)    Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4    Conditions to Issuance of Shares.

(a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

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(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)    The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5    Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6    Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

10.7    Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8    Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if
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the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
ARTICLE 11.

ADMINISTRATION

11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4    Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

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(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7    Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan.

(a)    Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, (i) except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides, and (ii) with respect to Participants who reside or work outside of the United States of America, the Administrator may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Subsidiaries.

(b)    Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders.

12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the
85    Evertec, Inc. 2022 Proxy Statement

maximum number and kind of Shares which may be issued under the Plan and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Independent Director Compensation Policy adopted in accordance with Section 4.6.

(b)    In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)    To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)    To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)    To replace such Award with other rights or property selected by the Administrator; and/or

(vi)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)    The number and type of securities subject to each outstanding Award, any applicable performance metrics, goals, or objectives (including, without limitation, performance goals established with respect to share price, earnings per share, or other share-based goals) and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be non-discretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)    Notwithstanding any other provision of the Plan, except as otherwise provided in an Award Agreement or other agreement, plan, or policy applicable to Awards, in the event of a Change in Control unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, then (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.

(e)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall
Evertec, Inc. 2022 Proxy Statement     86

notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)    For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)    The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)    The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to sixty (60) days prior to the consummation of any such transaction.

12.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Eligible Individuals of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
87    Evertec, Inc. 2022 Proxy Statement

12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9    Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof or of any other jurisdiction.
12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “non-qualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

Evertec, Inc. 2022 Proxy Statement     88

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Evertec, Inc. on March 29, 2022.

* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Evertec, Inc. on [*], 2022.
Executed on this [*] day of [*], 2022.

_____________________________________________
Luis A. Rodríguez
Corporate Secretary

89    Evertec, Inc. 2022 Proxy Statement

evertec

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 19, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 17, 2022 for shares held in the company's incentive plan in Solium. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EVTC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 19, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 17, 2022 for shares held in the company's incentive plan in Solium. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73656-P66584

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERTEC, INC.

The Board of Directors recommends you vote FOR all director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

		For	Withhold
1.	Election of Directors		
1a.	Frank G. D'Angelo	☐	☐
1b.	Morgan M. Schuessler, Jr.	☐	☐
1c.	Kelly Barrett	☐	☐
1d.	Olga Botero	☐	☐
1e.	Jorge A. Junquera	☐	☐
1f.	Iván Pagán	☐	☐
1g.	Aldo J. Polak	☐	☐
1h.	Alan H. Schumacher	☐	☐
1i.	Brian J. Smith	☐	☐

NOTE: Please see reverse side for proxy authority regarding uninstructed matters, and such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Evertec, Inc. 2022 Proxy Statement     90

D73657-P66584

EVERTEC, INC.
2022 Annual Meeting of Stockholders
May 20, 2022, 9:00 AM (AST)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Morgan M. Schuessler, Jr. and Joaquín A. Castrillo, or either of them, as proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERTEC, INC. that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:00 AM, Atlantic Standard Time, on Friday, May 20, 2022, virtually at www.virtualshareholdermeeting.com/EVTC2022, and any adjournment or postponement thereof.

The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and at any adjournment or postponement thereof. Receipt of the Notice of the 2022 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

91    Evertec, Inc. 2022 Proxy Statement